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                                                                     EXHIBIT 4.3


                                                                      APPENDIX A
                                                          to Liquidity Agreement


                                  DEFINITIONS

   Whenever used in the Liquidity Agreement or any of the other Basic Documents, the following terms shall have the following meanings, unless otherwise defined therein:

     "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

     "Accrual Period" shall mean the period from and including a Settlement Date (or, in the case of the initial Accrual Period, the Initial Funding Date or, in the case of the initial Accrual Period with respect to any Trust Certificates, the Issuance Date or the Additional Issuance Date, as the case may be) to but excluding the succeeding Settlement Date.

     "Addendum" shall mean an addendum to the Liquidity Agreement, substantially in the form of Exhibit A to the Liquidity Agreement.

     "Additional Administration Fee" shall mean, with respect to any Settlement Date, an amount equal to the amount payable to the Administrator pursuant to subsection 5.3(a)(vi)(O) of the Collateral Trust Agreement on such Settlement Date.

     "Additional Issuance Date" shall have the meaning set forth in subsection
  3.11 of the Trust Agreement.

     "Administration Agreement" shall mean the Administration Agreement, between the Trust and the Administrator, substantially in the form of Exhibit C to the Liquidity Agreement, as the same may from time to time be amended, supplemented or modified.

     "Administration Fee" shall mean, with respect to a Settlement Date, the product of one-twelfth of .25% and the average Trust Asset Balance during the immediately preceding Monthly Period.

     "Administrative Agent" shall mean Chemical, in its capacity as administrative agent for the Lenders under the Liquidity Agreement, and any successor or assign in such capacity.

     "Administrative Purchase Payment" shall mean, with respect to a Settlement Date and an Administrative Receivable purchased as of the last day of the immediately


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  preceding Monthly Period, the Contract Value thereof as of such date.

     "Administrative Purchaser" shall mean either the Trust Servicer pursuant to
  Section 2.07 of the Trust Servicing Agreement or the Trip Servicer pursuant to Section 2.07 of the Trip Servicing Agreement.

     "Administrative Receivable" shall mean a Program Receivable which the Administrative Purchaser has become obligated to purchase pursuant to Section
  2.07 of the Trust Servicing Agreement or Section 2.07 of the Trip Servicing Agreement.

     "Administrator" shall mean NFC, in its capacity as Administrator under the Administration Agreement, and any successor or assign in such capacity.

     "Administrator Default" shall have the meaning set forth in subsection 6.2(b) of the Administration Agreement.

     "Advance" shall mean each advance made by the Administrator pursuant to subsection 2.5(d) of the Administration Agreement or by the Depositary pursuant to Section 2(b) of the Depositary Agreement.

     "Affiliate" shall mean, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Aggregate Commitment" shall mean at any time the sum of the Commitments at such time of all Lenders (other than, after its Expiry Date, any Non-Extending Lender).

     "Aggregate OTC Amount" shall mean the aggregate outstanding certificate balance of the Trust Certificates.

     "Agreement" shall mean when used in any Basic Document (unless otherwise defined therein), such Basic Document, as the same may from time to time be amended, supplemented or otherwise modified.

     "Alternate Base Rate" or "ABR" shall mean for any day a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of:

      (i)    the Prime Rate in effect on such day;

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      (ii)   the Base CD Rate in effect on such day plus 1%; and

     (iii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

     For purposes of this definition, the following terms have the following meanings:

                "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.

                "Base CD Rate" shall mean the sum of (i) the product of (A) the Three-Month Secondary CD Rate and (B) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (ii) the CD Assessment Rate.

                "CD Assessment Rate" shall mean for any day as applied to any calculation of the Base CD Rate, the annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                "CD Reserve Percentage" shall mean for any day as applied to any calculation of the Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                "Three-Month Secondary CD Rate" shall mean for any day the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week
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           following such day), or, if such rate is not so reported, the average (rounded upwards to the nearest 1/100 of 1%) of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day or on the next preceding Business Day by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Base CD Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (ii) or (iii) above, or both, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                 "Amortization Event" means the occurrence of any of the following events:

                (i) the occurrence of an "Amortization Event" under the Dealer Note Trust Pooling and Servicing Agreement;

                (ii) failure on the part of NFSC (i) to make any payment or deposit required under the Wholesale Pooling and Servicing Agreement (or within five business days thereafter) or (ii) to observe or perform in any material respect any other material covenants or agreements of NFSC contained therein, which failure has a material adverse effect on the holder of the Trust Wholesale Certificate and which continues unremedied for a period of 30 days after written notice of such failure shall have been given to NFSC;

                (iii) any representation or warranty made by NFSC pursuant to the Wholesale Pooling and Servicing Agreement or any information contained in any schedule of Dealer Notes delivered thereunder (or any supplement thereto) shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused such representation, warranty or schedule to be incorrect,
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                                                                               5



           has a material adverse effect on the holder of the Trust Wholesale Certificate and continues to be incorrect in any material respect for a period of 30 days after written notice of such incorrectness, requiring the same to be remedied, shall have been given to NFSC;

                (iv) an Insolvency Event occurs with respect to any of NFSC, NFC, NITC or NIC;

                (v) on or after the 1990 Trust Termination Date, NFSC becomes legally unable for any reason to transfer Dealer Notes to the Wholesale Master Trust in accordance with the provisions of the Wholesale Pooling and Servicing Agreement;

                (vi) the percentage of all securities issued by the Wholesale Master Trust that are subordinated in right of payment to the Trust Wholesale Certificate is reduced by more than 12.9% from the percentage of all securities issued by the Wholesale Master Trust that were subordinated in right of payment to the Trust Wholesale Certificate on the date the Trust Wholesale Certificate was acquired by the Borrower;

                (vii) the Wholesale Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and shall not be exempt from compliance with such Act;

                (viii) any Wholesale Servicer Termination Event shall occur which would have or, would reasonably be expected to have, a material adverse effect on the holder of the Trust Wholesale Certificate;

                (ix) at the end of any Monthly Period the seller interest in the Wholesale Master Trust retained by NFSC is less than the minimum seller interest required by the provisions of the Wholesale Pooling and Servicing Agreement and NFSC has failed to assign additional Dealer Notes, cash or marketable securities to the Dealer Note Trust or the Wholesale Master Trust, as the case may be, in the amount of such deficiency within ten Business Days following the end of such Monthly Period;

                (x) after the 1990 Trust Termination Date, the Average Coverage Differential shall be equal to or less than negative two percent (-2%) on each of three consecutive Wholesale Determination Dates;

                (xi) after the 1990 Trust Termination Date, on any Wholesale Determination Date, Turnover is less than 1.7;

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                (xii)  after the 1990 Trust Termination Date, on any Wholesale
           Determination Date, the quotient of (i) the sum of the aggregate face amount of all Dealer Notes written off as uncollectible during the preceding six Monthly Periods less recoveries for such six Monthly Periods and (ii) the sum of Dealer Note Principal Collections for such six months, is greater than or equal to 1%; or

                (xiii) after the 1990 Trust Termination Date, failure on the part of NITC to make a required deposit in respect of interest credits in the interest deposit account on or before the date occurring five Business Days after the date such deposit is required to be made.

                 "Annual Percentage Rate" or "APR" of a Receivable shall mean
         (i) with respect to a Retail Receivable, the annual rate of finance charges stated in the related Contract and (ii) with respect to a Lease Receivable, the annual rate of finance charges used in calculating the periodic rental payment stated in the related Vehicle Lease.

                 "Applicable Lending Office" shall mean, with respect to any Lender, (i) in the case of its ABR Loans, its Domestic Lending Office and (ii) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

                 "Applicable Margin" shall mean, with respect to any Eurodollar Loan, (A) on any date when the aggregate principal amount of the Loans outstanding is less than or equal to 33% of the Aggregate Commitment, the rate per annum equal to .625% and (B) on any date when the aggregate principal amount of the Loans outstanding is greater than 33% of the Aggregate Commitment, the rate per annum equal to .75%.

                 "Applicable OTC Margin" shall mean, with respect to any Trust Certificate, the rate per annum identified in the Certificate Purchase Agreement relating to such Trust Certificate.

                 "Assignment" shall mean an assignment substantially in the form of Exhibit A to the Receivables Purchase Agreement, as such form may be amended, supplemented or otherwise modified from time to time.

                 "Assignment and Acceptance" shall mean an assignment and acceptance substantially in the form of Exhibit U to the Liquidity Agreement, as such form may be amended, supplemented or otherwise modified from time to time.

                 "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (i) the
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         amount of such Lender's Commitment over (ii) the aggregate principal amount of all Loans made by such Lender then outstanding.

                 "Average Coverage Differential" shall mean, on any Wholesale Determination Date, an amount equal to the quotient of the sum of the three highest Coverage Differentials for the four Monthly Periods preceding such date divided by three.

                 "Balloon Receivable" shall mean either a Receivable that provides for a larger principal payment on the final payment date for such Receivable or a Lease Receivable.

                 "Balloon Receivable Amount" shall mean as of any date of determination, an amount equal to the aggregate Contract Value of all Eligible Program Receivables as of such date that are Balloon Receivables (after giving effect to any changes in the Program Receivables as of such date).

                 "Balloon Receivable Limit" shall mean, as of any date of determination, an amount equal to 25% of the Program Pool Balance as of such date.

                 "Balloon Receivable Trust Amount" shall mean, with respect to any Trust Pool, an amount equal to the aggregate Contract Value of all Eligible Trust Receivables in such Trust Pool as of the Purchase Cutoff Date with respect to such Trust Pool that are Balloon Receivables.

                 "Balloon Receivable Trust Limit" shall mean, with respect to any Trust Pool, an amount equal to 25% of the Initial Trust Pool Balance with respect to such Trust Pool.

                 "Basic Documents" shall mean the Retail Receivables Purchase Agreement, the Retail Assignments, the Revolving Note, the Intercompany Agreement, each Retail Receivable Purchase Date Schedule, the Lease Receivables Purchase Agreement, the Lease Assignments, each Lease Receivable Purchase Date Schedule, the Trip Servicing Agreement, the Financing Loan and Security Agreement, the Financing Note, the Trip Interest Rate Caps, each Trip Interest Rate Cap Assignment, the Trust Agreement, the Receivables Purchase Agreement, the Assignments, each Schedule of Trust Receivables, the Trust Servicing Agreement, the Wholesale Purchase Agreement, the Trust Interest Rate Caps, each Trust Interest Rate Cap Assignment, the Administration Agreement, the Liquidity Agreement, the Collateral Trust Agreement, the Commercial Paper Notes, the Commercial Paper Dealer Agreements, the Certificate Purchase Agreements and the Depositary Agreement, in each case, to the extent previously delivered.
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                 "Benefit Plan" shall have the meaning set forth in subsection
         12.9 of the Trust Agreement.

                 "Board" shall mean the Board of Governors of the Federal Reserve System (or any successor thereto).

                 "Borrower" shall mean the Trust.

                 "Borrower Incumbency Certificate" shall have the meaning set forth in subsection 3.2(a) of the Collateral Trust Agreement.

                 "Borrower Representative" shall have the meaning set forth in subsection 3.2(a) of the Collateral Trust Agreement.

                 "Borrowing" shall mean the incurrence of Loans of a single Type on a single date and as to which a single Interest Period is in effect.

                 "Borrowing Base" shall mean, on any date of determination, the excess, if any, of (i) the product of (A) the Non-OTC Percentage on such date and (B) the sum of (x) the Trust Asset Balance on such date and (y) the Trust Accrued Yield on such date over (ii) the Principal Reduction Amount on such date.

                 "Borrowing Date" shall mean any day specified in a notice complying with the requirements of subsection 2.3, 2.6 or 2.7(c) of the Liquidity Agreement as a date on which the Borrower requests the Lenders to make Loans.

                 "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law to close.

                 "Certificate Distribution Account" shall have the meaning set forth in subsection 5.1(a) of the Trust Agreement.

                 "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Trust Statute.

                 "Certificate Purchase Agreement" shall mean an agreement among the Depositor and one or more Certificateholders with respect to the issuance and sale of Trust Certificates to such Certificateholders.

                 "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to subsection 3.4 of the Trust Agreement.
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                 "Certificate Reserve Account" shall have the meaning set forth in subsection 5.8 of the Collateral Trust Agreement.

                 "Certificate Reserve Amount" shall mean, for any Settlement Date, an amount equal to the aggregate Interest Amounts with respect to all Trust Certificates with respect to the next succeeding Settlement Date.

                 "Certificateholder" shall mean a Person in whose name a Trust Certificate is registered in the Certificate Register.

                 "Change in Law" shall have the meaning set forth in subsection
         6.5 of the Trust Agreement.

                 "Change in Trip Borrowing Base" shall mean (i) the purchase of Lease Receivables by Trip pursuant to the Lease Receivables Purchase Agreement on any Lease Receivables Purchase Date, (ii) the purchase of Retail Receivables by Trip pursuant to the Retail Receivables Purchase Agreement on any Retail Receivable Purchase Date or (iii) the release of Trip Receivables from the Lien of the Financing and Security Agreement in accordance with subsection 5.4 of the Financing Loan and Security Agreement on any date.

                 "Chemical" shall mean Chemical Bank.

                 "Co-Arrangers" shall mean each Lender listed on Schedule I to the Liquidity Agreement as a Co-Arranger, each in its capacity as a Co-Arranger for the Lenders under the Liquidity Agreement.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                 "Collateral" shall mean the "Assigned Collateral" as such term is defined in subsection 4.1 of the Collateral Trust Agreement.

                 "Collateral Account" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Collateral Trust Agreement" shall mean the Collateral Trust Agreement, between the Borrower and the Collateral Trustee, substantially in the form of Exhibit B to the Liquidity Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

                 "Collateral Trust Estate" shall have the meaning set forth in the Collateral Trust Agreement.

                 "Collateral Trustee" shall mean Bankers Trust Company, not in its individual capacity but solely as Collateral
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         Trustee under the Collateral Trust Agreement and its successors and assigns in such capacity.

                 "Collection Subaccount" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Collections" shall mean the sum of (i) Wholesale Collections,
         (ii) all payments on the Program Receivables made by or on behalf of Obligors, including, without limitation, Liquidation Proceeds and
         (iii) all Warranty Payments, Administrative Purchase Payments, Permitted Transfer Payments and Optional Purchase Payments deposited in the Collateral Account.

                 "Combined Six-Month Net Loss Percentage" shall mean, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to Combined Six-Month Net Losses for that Monthly Period and the denominator of which is equal to Six-Month
         Liquidations for that Monthly Period minus Combined Six-Month Net Losses for that Monthly Period.

                 "Combined Six-Month Net Losses" shall mean, for any Monthly Period, for all Receivables in the NFC Portfolio written off during that Monthly Period and the five Monthly Periods preceding that Monthly Period, the sum of (A) the unpaid principal plus accrued and unpaid interest at the time of repossession of the truck(s), bus(es) or trailer(s) securing all such written off Receivables, net of all recoveries with respect to such Receivables and (B) the net losses of NITC (determined on the basis of NITC's normal practice) on the NFC Portfolio.

                 "Combined Three-Month Net Loss Percentage" shall mean, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to Combined Three-Month Net Losses for that Monthly Period and the denominator of which is equal to Three-Month Liquidations for that Monthly Period minus Combined Three-Month Net Losses for that Monthly Period.

                 "Combined Three-Month Net Losses" shall mean, for any Monthly Period, for all Receivables in the NFC Portfolio written off during that Monthly Period and the two Monthly Periods preceding that Monthly Period, the sum of (A) the unpaid principal plus accrued and unpaid interest at the time of repossession of the truck(s), bus(es) or trailer(s) securing all such written off Receivables, net of all recoveries with respect to such Receivables and (B) the net losses of NITC (determined on the basis of NITC's normal practice) on the NFC Portfolio.

                 "Combined Twelve-Month Net Loss Percentage" shall mean, for any Monthly Period, the percentage equivalent of a
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         fraction, the numerator of which is equal to Combined Twelve-Month Net
         Losses for that Monthly Period and the denominator of which is equal to Twelve-Month Liquidations for that Monthly Period minus Combined Twelve-Month Net Losses for that Monthly Period.

                 "Combined Twelve-Month Net Losses" shall mean, for any Monthly Period, for all Receivables in the NFC Portfolio written off during that Monthly Period and the eleven Monthly Periods preceding that Monthly Period, the sum of (A) the unpaid principal plus accrued and unpaid interest at the time of repossession of the truck(s), bus(es) or trailer(s) securing all such written off Receivables, net of all recoveries with respect to such Receivables and (B) the net losses of NITC (determined on the basis of NITC's normal practice) on the NFC Portfolio.

                 "Commercial Paper" or "Commercial Paper Notes" shall mean any note issued or to be issued by the Trust pursuant to the Depositary Agreement, substantially in the form of Exhibit A or B thereto; provided, to the extent set forth in the Administration Agreement and the Depositary Agreement, respectively, Advances made by the Administrator or the Depositary shall constitute Commercial Paper.

                 "Commercial Paper Account" shall have the meaning set forth in
         Section 2 of the Depositary Agreement.

                 "Commercial Paper Dealer" shall mean, initially, BA Securities, Inc., and thereafter each person appointed by the Trust, as its commercial paper dealer.

                 "Commercial Paper Dealer Agreement" shall mean each agreement between a Commercial Paper Dealer and the Trust providing for the sale of Commercial Paper Notes, in form and substance reasonably satisfactory to the Administrative Agent, as the same may from time to time be amended, supplemented or otherwise modified.

                 "Commercial Paper Deficit" shall have the meaning set forth in subsection 2.7(a) of the Liquidity Agreement.

                 "Commercial Paper Memorandum" shall mean the information memorandum initially prepared by the Commercial Paper Dealer, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Commitment" shall mean, with respect to any Lender, the obligation of such Lender to make Loans to the Borrower under the Liquidity Agreement in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I to the Liquidity Agreement, as such amount may be increased or
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         reduced from time to time in accordance with the terms of the
         Liquidity Agreement.

                 "Commitment Fee" shall have the meaning set forth in subsection 2.9 of the Liquidity Agreement.

                 "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Aggregate Commitment (or, at any time after all Commitments have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                 "Commonly Controlled Entity" shall mean, with respect to a Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

                 "Contract" shall mean, (i) with respect to a Retail Receivable, the related Retail Note and (ii) with respect to a Lease Receivable, the related Vehicle Lease.

                 "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Contract Value" shall mean of any Receivable as of any date of determination, the excess of (i) the Gross Balance of such Receivable as of such date over (ii) the Unearned Income with respect to such Receivable as of such date; provided, however, that the Contract Value of a Liquidating Receivable shall be zero.

                 "Contract Value Decline" shall mean, for any Receivable for any Settlement Date, the amount (not less than zero) equal to (i) the Contract Value of such Receivable as of the last day of the Monthly Period preceding the Monthly Period immediately preceding such Settlement Date (or, if such Receivable became a Program Receivable after the last day of such Monthly Period, the Contract Value thereof as of the Purchase Cutoff Date with respect to such Receivable) less
         (ii) the Contract Value of such Receivable as of the last day of the Monthly Period immediately preceding such Settlement Date.

                 "Corporate Trust Office" shall mean, with respect to (i) the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1201 Market Street, Wilmington, Delaware 19801, or at such other address as the

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         Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Depositor) or (ii) the Collateral Trustee, the principal corporate trust office of the Collateral Trustee located at Four Albany Street, New York, New York 10006, or at such other address as the Collateral Trustee may designate by notice to the Administrative Agent, the Administrator and the Owner Trustee.

                 "Counterparty" shall mean a Person who is a party to a Trip Interest Rate Cap with Trip or a Trust Interest Rate Cap with the Trust.

                 "Coverage Differential" shall mean for any Monthly Period an amount equal to the excess, if any, of (i) the product of (A) the quotient of (1) the interest or finance charges received in respect of the assets of the Wholesale Master Trust (including NITC credits) and
         (2) the daily average amount of the assets of the Wholesale Master Trust outstanding during such Monthly Period and (B) 12 over (ii) the sum of (A) the weighted average interest rate on the outstanding Wholesale Certificates and (B) 1%.

                 "CP Advance" shall have the meaning set forth in subsection 2.5(d) of the Administration Agreement.

                 "Credit and Collection Policy" (i) with respect to the Retail Receivables, shall have the meaning set forth in Section 5.06 of the Retail Receivables Purchase Agreement, as the same may be modified from time to time in accordance with Section 5.06 of the Retail Receivables Purchase Agreement and (ii) with respect to the Lease Receivables, shall have the meaning set forth in Section 5.06 of the Lease Receivables Purchase Agreement, as the same may be modified from time to time in accordance with Section 5.06 of the Lease Receivables Purchase Agreement.

                 "Credit Utilization" shall mean the issuance by the Borrower of Commercial Paper or the making of a Revolving Loan by any Lender or the making of any Non-Pro Rata Reserve Account Loan by any Lender (other than the initial Non-Pro Rata Reserve Account Loans of such Lender).

                 "Credits Outstanding" shall mean, as of the close of business on any day, (1) the Principal Component of all outstanding Commercial Paper, plus (2) the aggregate principal amount of outstanding Loans, minus (3) all funds then on deposit in the Principal Subaccount, the Reserve Account and the Non-Pro Rata Funding Account, except to the extent that such funds are then subject to any writ, order, stay, judgment, warrant of attachment or execution or similar process.

                 "Daily Principal Utilization Amount" shall mean for any Business Day the sum of (i) the amount to be paid in respect of Commercial Paper maturing on such Business Day (after application of amounts retained in the Commercial Paper Account to repay maturing Commercial Paper and amounts to be applied from the Non-Pro Rata Funding Account), (ii) the amount of principal on the Loans to be paid in accordance with the Liquidity Agreement on such Business Day, (iii) the amount of the purchase price of the Trust Wholesale Certificate to be paid pursuant to the Wholesale Purchase Agreement on such Business Day, (iv) the amount of any Wholesale Certificate Advance to be made on such Business Day, (v) the amount of the initial Financing Loan Principal Amount or any increase in the Financing Loan Principal Amount, as the case may be, to be made in accordance with the Financing Loan and Security Agreement on such Business Day, (vi) the amount of any Receivable Purchase Price to be paid in accordance with
         Section 2.02 of the Receivables Purchase Agreement on such Business Day (other than any portion thereof applied to reduce the Financing Loan Principal Amount) and (vii) if such Business Day is a Settlement Date on which the Aggregate OTC Amount is being reduced pursuant to subsection 5.5 of the Trust Agreement, the amount of such reduction.

                 "Dealer" shall mean (i) a Person with whom NITC has a valid dealer sales/maintenance agreement to sell Navistar Vehicles, (ii) a truck, bus or trailer equipment manufacturer to whom NITC sells vehicles pursuant to a valid agreement or (iii) a Person with whom NFC has a valid agreement to extend new or used truck floor plan terms.

                 "Dealer Agreement" shall mean (i) a dealer sales/maintenance agreement with NITC to sell Navistar Vehicles, (ii) an agreement between a truck, bus or trailer equipment manufacturer and NITC to sell vehicles or (iii) an agreement between NFC and a Person to extend new or used truck floor plan terms.

                 "Dealer Liability" shall mean, with respect to any Program Receivable, all rights, claims and actions of NFC against the Dealer which originated such Receivable or which sold the Vehicle[s] which gave rise to such Receivable and any successor Dealer for recourse or reimbursement of any losses, costs or expenses arising as a result of a default by the Obligor on such Receivable.

                 "Dealer Note" shall mean a promissory note acquired by NFC to finance (i) a Navistar Vehicle or an OEM Vehicle purchased by a Dealer or (ii) a used medium or heavy duty truck or a new or used trailer for which NFC chooses to provide financing to a Dealer, sold by NFC to NFSC and transferred by NFSC to the Dealer Note Trust or the Wholesale Master Trust, as the case may be.

                 "Dealer Note Principal Collections" shall mean, with respect to any Monthly Period, the sum of (i) the aggregate principal amount of proceeds of maturing investment securities in the Dealer Note Trust or the Wholesale Master Trust, as the case may be, during such Monthly Period, (ii) all cash payments, including insurance proceeds, if any, received by the Wholesale Servicer from Persons other than NFC in respect of repayment of principal of the Dealer Notes at one of its administrative units charged with processing funds and recording them in the Wholesale Servicer's records, in the form of cash, checks, wire transfers or other forms of payment in accordance with the Dealer Agreement in effect from time to time, (ii) all cash payments made by NFC or NITC in respect of non-cash proceeds received from Dealers or credits granted to Dealers by NITC with respect to the repayment of principal of the Dealer Notes and (iii) recoveries made by the Wholesale Servicer allocable to the Dealer Notes, in each case during such Monthly Period.

                 "Dealer Note Trust" shall mean the Dealer Note Trust 1990 created pursuant to the Dealer Note Trust Pooling and Servicing Agreement.

                 "Dealer Note Trust Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement dated as of December 1, 1990, among NFC, NFSC and Chemical Bank, as successor to Manufacturers Hanover Trust Company, as trustee, as amended pursuant to Amendment No. 1 thereto dated as of May 26, 1993.

                 "Default" shall mean any of the events specified in Section 8 of the Liquidity Agreement, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Default Interest" shall mean any interest payable by the Borrower pursuant to subsection 2.13(c) of the Liquidity Agreement in excess of the amount that would otherwise have been payable pursuant subsection 2.13(a) or 2.13(b), as the case may be, of the Liquidity Agreement.

                 "Defaulted Receivable" shall mean any Receivable as to which any related Scheduled Payment is at more than 180 days' overdue.

                 "Delinquency Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Contract Value of all Receivables in the NFC Portfolio which are 61 days or more past due as of the last day of such Monthly Period and the denominator of which is equal to the aggregate Contract Value of all Receivables in the NFC Portfolio as of the last day of such Monthly Period.

                 "Delivery" shall mean, for any Designated Account Property:

                          (i) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Collateral Trustee or its nominee or custodian by physical delivery to the Collateral Trustee or its nominee or custodian endorsed to, or registered in the name of, the Collateral Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (A) by delivery of such certificated security endorsed to, or registered in the name of, the Collateral Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313(4) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Collateral Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the transfer to the Collateral Trustee or its nominee or custodian of such certificated security, or (B) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the transfer to the Collateral Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Collateral Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Collateral Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Designated Account Property to the Collateral Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                          (ii) with respect to any Government Security, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Designated Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Collateral Trustee or its nominee or custodian of the transfer to the Collateral Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Collateral Trustee or its nominee or custodian and indicating that such custodian holds such Designated Account Property solely as agent for the Collateral Trustee or its nominee or custodian; the making by the Collateral Trustee of entries in its books and records establishing that it holds such Designated Account Property solely as Collateral Trustee under the terms of
                 Section 5.1 of the Collateral Trust Agreement; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Designated Account Property to the Collateral Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                          (iii) with respect to any such Designated Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by paragraph (ii) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the transfer to the Collateral Trustee or its nominee or custodian of such uncertificated security and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Collateral Trustee or its nominee or custodian.

                 "Depositary" shall mean First National Bank of Chicago, in its capacity as Depositary under the Depositary Agreement, and its successors and assigns in such capacity.

                 "Depositary Agreement" shall mean the Depositary Agreement, between the Trust and the Depositary, substantially in the form of Exhibit L to the Liquidity Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

                 "Depositary Incumbency Certificate" shall have the meaning set forth in subsection 3.2(b) of the Collateral Trust Agreement.

                 "Depositary Representatives" shall have the meaning set forth in subsection 3(e) of the Depositary Agreement.

                 "Deposited Funds" shall mean, with respect to the Collateral Account or the Spread Account, all checks, instruments, documents, securities or funds at any time and from time to time on deposit in or otherwise to the credit of such account and all proceeds thereof.

                 "Depositor" shall mean Trip, as the depositor with respect to the Trust created by the Trust Agreement.

                 "Designated Account Property" shall mean the Designated Accounts, all amounts and investments held from time to time in the Designated Accounts (whether in the form of deposit accounts, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                 "Designated Accounts" shall mean the Collateral Account, the Non-Pro Rata Funding Account, the Certificate Reserve Account, the Reserve Account and the Spread Account.

                 "Designated Lease Receivable," for a Lease Receivable Purchase Date, shall have the meaning set forth in Section 2.01 of the Lease Receivables Purchase Agreement.

                 "Designated Retail Receivable," for a Retail Receivable Purchase Date, shall have the meaning set forth in Section 2.01 of the Retail Receivables Purchase Agreement.

                 "Designated Trust Receivable," for a Receivable Purchase Date, shall have the meaning set forth in Section 2.01 of the Receivables Purchase Agreement.

                 "Determination Date" shall mean the third Business Day preceding each Settlement Date.

                 "Distribution Period" shall have the meaning set forth in the Wholesale Pooling and Servicing Agreement.

                 "Dollars" or "$" shall mean lawful currency of the United States of America.

                 "Domestic Lending Office" shall mean, with respect to each Lender, its office located at its address set forth in its Addendum (or identified in its Addendum as its Domestic Lending Office) or such office as such Lender has designated or may designate as its Domestic Lending Office by a notice to the Borrower and the Administrative Agent.

                 "Downgraded Lender" shall mean any Lender that has its commercial paper or short-term deposit rating lowered below A-1 by S&P, P-1 by Moody's or the equivalent rating by any other Rating Agency or any such Rating Agency has publicly announced that it has placed such rating under review with negative implications.

                 "Effective Date" shall have the meaning set forth in subsection 5.1 of the Liquidity Agreement.

                 "Eligible Assignee" shall mean a Person with commercial paper or short-term deposit ratings which, on the effective date of the proposed assignment, are equal to or higher than A-1 by S&P, P-1 by Moody's and the equivalent rating by any other Rating Agency; provided, however, that any Person who does not have either a commercial paper or short-term deposit rating from S&P, Moody's or any other such Rating Agency may be an Eligible Assignee (and therefore a Lender) for purposes of the Liquidity Agreement if such Rating Agency confirms in writing that its then current rating of the Commercial Paper shall not be reduced or withdrawn as a result thereof.

                 "Eligible Counterparty" shall mean (i)(A) a Person with commercial paper or short-term deposit ratings which on the date of the related Interest Rate Cap are equal to or higher than A-1 by S&P, P-1 by Moody's and the equivalent rating by any other Rating Agency,
         (B) a Person that agrees that, in the event that its commercial paper or short-term deposit rating is reduced below such ratings, it shall secure its obligations under the Interest Rate Cap to which it is a party or take such other actions as NFC may reasonably request, in each case to the extent necessary to prevent a reduction in the ratings of the Commercial Paper and (C) a Person the unsecured debt obligations of which on the date of the related Interest Rate Cap are rated at least A by S&P and A2 by Moody's or (ii) a Person the unsecured debt obligations of which on the date of the related Interest Rate Cap are rated at least AA- by S&P and Aa3 by Moody's and the commercial paper or short-term deposit rating of which is rated P-1 by Moody's or is otherwise acceptable to Moody's.

                 "Eligible Dealer Note" shall mean, as of any date of determination, a Dealer Note, owing by an Obligor that satisfies the following criteria:

                             (i)  is payable in Dollars;

                            (ii)  was created in compliance with all
                 Requirements of Law applicable to any Member of the Navistar Group, the failure with which to comply would have a material adverse effect on the certificateholders of the Dealer Note Trust or the Wholesale Master Trust, as the case may be;

                           (iii) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by any member of the Navistar Group in connection with the creation of such Dealer Note or the execution, delivery and performance by NITC or an OEM Manufacturer of the Dealer Agreement pursuant to which such Dealer Note was created, have been duly obtained, executed or given and are in full force and effect as of such date of creation;

                            (iv)  as to which at all times following the
                 transfer of such Dealer Note to the Dealer Note Trust or the Wholesale Master Trust, as the case may be, the Dealer Note Trust or the Wholesale Master Trust, as the case may be, will have good and marketable title thereto free and clear of all Liens arising prior to the transfer thereof or arising at any time under or through NFC or any Member of the Navistar Group;

                             (v) which will at all times be the legal, valid and binding payment obligation of the Dealer obligated thereunder enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                            (vi)  which constitutes either an "account,"
                 "chattel paper" or a "general intangible" under and as defined in Article 9 of the UCC;

                           (vii)  which is not subject to any right of
                 rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                          (viii) as to which, at the time of transfer of such Dealer Note to the Dealer Note Trust or the Wholesale Master Trust, as the case may be, the Wholesale Servicer has satisfied its obligations with respect to such Dealer Note;

                            (ix) as to which, at the time of transfer of such Dealer Note to the Dealer Note Trust, the Wholesale Servicer has not taken nor failed to take any action which would impair the rights of the Dealer Note Trust or the Wholesale Master Trust, as the case may be, or the holders of the Wholesale Certificates;

                             (x) which, at the time of transfer of such Dealer Note to the Dealer Note Trust or the Wholesale Master Trust, as the case may be, has not been issued by a Dealer that is insolvent;

                            (xi) which, at the time of transfer of such Dealer Note to the Dealer Note Trust or the Wholesale Master Trust, as the case may be, has not been issued by a Dealer that has been placed on cash-on-delivery terms by the Wholesale Servicer;

                           (xii) which, at the time of transfer of such Dealer Note to the Dealer Note Trust or the Wholesale Master Trust, as the case may be, is not past due over thirty days;

                          (xiii) which has not been issued by a Dealer in connection with such Dealer's purchase of parts from NITC or an OEM Manufacturer;

                           (xiv) which, when the principal amount of such Dealer Note is added to the principal amount of the other outstanding Dealer Notes issued by the same dealer previously transferred to the Dealer Note Trust or the Wholesale Master Trust, as the case may be, shall not cause the sum of the principal amounts of all such Dealer Notes to exceed the greater of (x) 2.0% of the aggregate principal balance of all outstanding Dealer Notes and investment securities held by the Dealer Note Trust or the Wholesale Master Trust, as the case may be, and (y) $4,000,000;

                            (xv) as to which a valid security interest in the Financed Vehicle has been transferred to the Dealer Note Trust or the Wholesale Master Trust, as the case may be;

                           (xvi) as to which the Navistar Group has assigned to the Dealer Note Trust or the Wholesale Master Trust, as the case may be, designation as loss payee on the insurance policies insuring the Financed Vehicle against casualty and theft losses;

                         (xvii) the principal amount of which is due when the related Financed Vehicle is sold;

                         (xviii)  the interest rate of which (A) is based on
                 the prime rate or another benchmark floating interest rate and
                 (B) is subject to adjustment at least monthly;

                           (xix) the principal amount of which (A) in the case of a Financed Vehicle which is a new vehicle, is equal to not more than one hundred percent of the invoice price of such Financed Vehicle, (B) in the case of a Financed Vehicle which is a used vehicle purchased by a Dealer from a NITC used truck center or a repossessed vehicle purchased from NFC, is equal to not more than one hundred percent of the agreed upon purchase price, and (C) in the case of a Financed Vehicle which is a used or repossessed vehicle taken in trade by a Dealer or purchased by a Dealer from outside sources, is equal to not more than seventy-five percent of the "as is" value of such Financed Vehicle as determined by NFC's appraisal thereof;

                            (xx) which was created in accordance with the standard practice of the Navistar Group; and

                           (xxi) which finances a new or used medium or heavy-duty truck, bus or trailer produced by or for a member of the Navistar Group or an OEM Manufacturer.

                 "Eligible Deposit Account" shall mean either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

                 "Eligible Institution" shall mean either (i) the corporate trust department of the Owner Trustee or the Collateral Trustee or
         (ii) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) the unsecured debt obligations of which are rated at least A or

         A-1 by S&P and at least A or P-1 by Moody's and (B) whose deposits are insured by the FDIC.

                 "Eligible Investments" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                             (i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the full faith and credit of the United States of America;

                            (ii)  demand deposits, time deposits or
                 certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short- term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated at least A-1 by S&P, P-1 by Moody's and the equivalent rating by any other Rating Agency;

                           (iii) commercial paper (including the Commercial Paper), at the time of the investment or contractual commitment to invest therein, rated at least A-1 by S&P, P-1 by Moody's and the equivalent rating by any other Rating Agency;

                            (iv) investments in money market funds having, at the time of the investment or contractual commitment to invest therein, ratings of at least A-1 by S&P, P-1 by Moody's and the equivalent rating by any other Rating Agency (including funds for which the Collateral Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor);

                             (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

                            (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause
                 (ii) above or (B) so long as the Person takes actual or constructive possession of each security subject to such repurchase obligations, a depository institution or trust company the deposits of which are insured by FDIC; or

                           (vii) any other investment permitted by Moody's and S&P for short-term investment of funds supporting securities with a rating of AA/Aa2 or better.

                 "Eligible Program Receivable" shall mean either an Eligible Trip Receivable or an Eligible Trust Receivable.

                 "Eligible Receivable" shall mean, as of any date of determination, a Retail Receivable or Lease Receivable, as the case may be, owing by an Obligor that satisfies the following criteria:

                             (i)  it constitutes chattel paper within the
                 meaning of the UCC;

                            (ii) in the case of a Retail Receivable, it has created or shall create a valid, binding and enforceable first priority security interest in favor of NFC in each Financed Vehicle related thereto (except for Permitted Liens), which security interest will be validly assigned by NFC to Trip and, will be assignable by Trip to the Trust and by the Trust to the Collateral Trustee;

                           (iii) in the case of a Lease Receivable, each Leased Vehicle related thereto is owned by NLC (or its nominee) and the certificate of title relating to each such Lease Vehicle is registered in the name of NLC (or its nominee) (or a properly completed application for such title has been or will be submitted to the appropriate titling authority) and, as of the date of the transfer thereof to Trip, will be free of all Liens other than Permitted Liens and the Lien of a nominee on behalf of certain secured parties, which upon assignment of such Lease Receivable to the Collateral Trustee shall include the Collateral Trustee;

                            (iv) in the case of a Lease Receivable, the Lease Receivable Purchase Agreement and the related Lease Assignment has created or shall create a valid, binding and enforceable first priority security interest in favor of Trip (or its nominee) in each Leased Vehicle related thereto (except for Permitted Liens), which security interest will be assignable by Trip to the Trust and by the Trust to the Collateral Trustee;

                             (v)  it contains customary and enforceable
                 provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security;

                            (vi) it has not been satisfied, subordinated or rescinded, and, in the case of a Retail Receivable, no Financed Vehicle securing it has been released from the Lien thereof in whole or in part;

                           (vii) it represents the genuine, legal, valid and binding payment obligation in writing of such Obligor, enforceable against such Obligor by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                          (viii) it is not subject to any dispute in whole or in part or to any offset, counterclaim or defense;

                            (ix)  it is not a Liquidating Receivable;

                             (x) as of the related Purchase Cutoff Date, there had been no default, breach, violation or event permitting acceleration under the terms thereof and no event had occurred and was continuing that with notice or the lapse of time would have constituted a default, breach, violation or event permitting acceleration or termination under the terms thereof, and NFC or NLC, as the case may be, had not waived any of the foregoing, in each case except for payments on such Receivable which were not more than 60 days past due (measured from the date of any Scheduled Payment);

                            (xi) it was originated in the United States and is denominated and payable only in Dollars in the United States;

                           (xii) in the case of a Retail Receivable, it was originated by NFC or a Dealer for the retail sale of one or more Financed Vehicles in the ordinary course of business, was fully and properly executed by the parties thereto, was purchased from such Dealer by NFC, in each case in accordance with the Credit and Collection Policies with respect thereto and, in the case of a Lease Receivable, it was originated by NLC or Harco for the retail lease of one or more Leased Vehicles in the ordinary course of business and in accordance with the Credit and Collection Policies with respect thereto and was fully and properly executed by the parties thereto;

                          (xiii) in respect of which all requirements of applicable federal, state and local laws and regulations thereunder, including the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation

                 "B", the Soldiers' and Sailors' Civil Relief Act of
                 1940, and any applicable bulk sales or bulk transfer law and other equal credit opportunity and disclosure laws have been complied with in all material respects and it and the sale or lease of the related Vehicle or Vehicles evidenced thereby complied at the time it was originated or made and on the related Purchase Cutoff Date complied in all material respects with all legal requirements of the jurisdiction in which it was originated or made;

                           (xiv) it arises under an Contract having a maximum term not in excess of 73 months from origination and has a remaining term of not more than 73 months from the related Purchase Cutoff Date for such Receivable;

                            (xv)  in the case of a Retail Receivable, it
                 provides for payments (including balloon payments) that fully amortize the amount financed over its original term to maturity and yields interest at a fixed APR;

                           (xvi)  in the case of a Lease Receivable, it
                 provides for payments that fully amortizes to an amount equal to the Residual Payment with respect thereto based on a fixed APR calculated on a constant yield basis and the Residual Payment with respect thereto does not exceed 50% of the "capitalized cost" of the related Vehicle Lease, and, in the event of a termination of the related Vehicle Lease, the amount payable thereunder by such Obligor is at least equal to the Contract Value thereof on such date of termination;

                          (xvii) such Obligor is required to maintain a physical damage insurance policy for each Vehicle related thereto of the type that NFC requires in accordance with its customary underwriting standards for the purchase or lease of medium and heavy duty truck, bus and trailer receivables, unless NFC has in accordance with its customary procedures permitted such Obligor to self-insure such Vehicle;

                         (xviii)  in the case of a Lease Receivable, such
                 Obligor is required to maintain the Leased Vehicle related thereto in good repair and is obligated to pay the cost of all necessary repairs, maintenance and replacements with respect to such Leased Vehicle and all costs, expenses, fees and charges incurred in the use and operation of such Leased Vehicle and all taxes on or relating to such Leased Vehicle;

                           (xix)  in the case of a Retail Receivable,
                 immediately prior to the transfer and assignment thereof to Trip pursuant to the Retail Receivables Purchase Agreement, NFC had good title to it free of any Lien (except for Permitted Liens and Liens that
                 will be released as of such transfer) and, in the case of a Lease Receivable, immediately prior to the transfer and assignment thereof to Trip pursuant to the Lease Receivables Purchase Agreement, NLC had good title to it free of any Lien (except for Permitted Liens and Liens that will be released as of such transfer);

                            (xx) in the case of a Retail Receivable, all right, title and interest in it has been validly sold by NFC to Trip pursuant to the Retail Receivables Purchase Agreement and Trip has good title to it free of any Lien (except for Permitted Liens), other than the Liens created pursuant to the Basic Documents; and its transfer to Trip has been perfected under the UCC;

                           (xxi) in the case of a Lease Receivable, all right, title and interest in it has been validly sold by NLC to Trip pursuant to the Lease Receivables Purchase Agreement and Trip has good title to it free of any Lien (except for Permitted Liens), other than the Liens created pursuant to the Basic Documents; and its transfer to Trip has been perfected under the UCC;

                          (xxii) in the case of a Program Receivable, all filings (including UCC filings) necessary in any jurisdiction to give Trip a first priority perfected ownership interest in it have been made;

                         (xxiii)  in the case of a Program Receivable, it has
                 not been sold, transferred, assigned or pledged by Trip to any Person other than the Trust or as contemplated by the Basic Documents; the Trust has a valid "security interest" (as defined in the UCC) in it and in Trip's interest in each Vehicle related thereto, free of any Lien (except for Permitted Liens), other than the Liens created pursuant to the Basic Documents; and all filings (including UCC filings) necessary in any jurisdiction to give the Trust a first priority perfected security interest in it and in Trip's interest in each Vehicle related thereto have been made;

                          (xxiv) in the case of a Program Receivable, all filings (including UCC filings) necessary in any jurisdiction to give the Collateral Trustee a first priority perfected security interest in it and in the Trust's interest in each Vehicle related thereto have been made;

                           (xxv) it has not been originated in, nor is it subject to the laws of, any jurisdiction under which its sale, transfer and assignment under the Retail

                 Receivables Purchase Agreement or the Lease Receivables Purchase Agreement, as the case may be, the Financing Loan and Security Agreement or the Receivables Purchase Agreement, as the case may be, or the Collateral Trust Agreement is unlawful, void or voidable;

                        (xxvi)  there is only one original executed copy of it;

                        (xxvii)  the Vehicle or Vehicles with respect to it is
                 a new or used medium or heavy duty truck, bus or trailer; and

                        (xxviii)  the Obligor of which is not the United States
                 of America or any State or any agency, department or instrumentality of the United States of America or any State.

                 "Eligible Trip Receivable" shall mean any Trip Receivable that is an Eligible Receivable.

                 "Eligible Trust Receivable" shall mean any Trust Receivable that is an Eligible Receivable.

                 "Equity Documents" shall mean each of the Certificate Purchase Agreements, the Trust Agreement and the Trust Certificates.

                 "Equity Securities" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, any partnership interest in any partnership or equity interest in any business trust, and any and all warrants or options to purchase any of the foregoing.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented.

                 "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

                 "Eurodollar Lending Office" shall mean, with respect to each Lender, its office, branch or affiliate located at its address set forth in its Addendum (or identified in its Addendum as its Eurodollar Lending Office) or such other office, branch or affiliate of such Lender as it has designated or may designate as its Eurodollar Lending Office by notice to the Borrower and the Administrative Agent.

                 "Eurodollar Loan" shall mean each Loan the rate of interest applicable to which is based on a Eurodollar Rate.

                 "Eurodollar Rate" shall mean, with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined for such Interest Period equal to the average of the offered rates for deposits in Dollars which appear on Telerate Page 3750 as of 11:00 a.m., London time, two Working Days prior to the beginning of such Interest Period for the number of days comprised therein. If no rate appears on Telerate Page 3750 at such time, the Eurodollar Rate shall be the rate per annum at which one of the Reference Banks selected by the Administrative Agent is offered deposits in Dollars at approximately 10:00 a.m., New York time, two Working Days prior to the beginning of such Interest Period for the number of days in such Interest Period and in an amount of not less than $1,000,000.

                 "Eurodollar Tranche" shall mean Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether on not such Eurodollar Loans shall have been originally made on the same date).

                 "Event of Default" shall mean any of the events specified in
         Section 8 of the Liquidity Agreement; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Excluded Downgraded Lender" shall mean any Downgraded Lender which either (i) has its commercial paper or short-term deposit rating lowered below A-1 by S&P, P-1 by Moody's or the equivalent rating by any other Rating Agency and such Rating Agency has publicly announced that it has placed such rating under review with negative implications, or (ii) has its commercial paper or short-term deposit rating lowered below A-2 by S&P, P-2 by Moody's or the equivalent rating by any other Rating Agency.

                 "Existing Intercompany Agreement" shall mean the Subordinated Intercompany Advance Agreement dated as of April 26, 1993 between NFC and Trip.

                 "Exit Percentage" shall mean, with respect to any Non-Extending Lender, the percentage equivalent of a fraction, the numerator of which is the Commitment of such Non-Extending Lender and the denominator of which is the sum of the Commitments of all Non-Extending Lenders which have the same Expiry Date as such Non-Extending Lender.

                 "Expense Subaccount" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Expenses" shall have the meaning set forth in subsection 2.5(c)(vi) of the Administration Agreement.

                 "Expiration Date" shall mean the later of (i) the Settlement Date occurring in October 1998 and (ii) the last day of any extension of the Expiration Date pursuant to subsection 2.23 of the Liquidity Agreement, or, if such day is not a Business Day, the next preceding Business Day.

                 "Expiry Date" shall mean, with respect to any Lender, the later of (i) the Settlement Date occurring in October 1998 and (ii) the last day of any extension of any Lender's Commitment pursuant to subsection 2.23 of the Liquidity Agreement, or if such last day is not a Business Day, the next preceding Business Day.

                 "Extending Lender" shall mean a Lender other than a Non-Extending Lender.

                 "Face Amount" shall mean, with respect to any Commercial Paper Note, (i) if issued on a discount basis, the face amount thereof, or
         (ii) if issued on an interest-bearing basis, the principal amount thereof, together with the aggregate amount of interest thereon to its stated maturity date.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation, and its successors.

                 "Federal Funds Effective Rate" shall mean for any day the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day (or as applied to any Advance, on such day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day (or as applied to any Advance, for the next preceding Business Day) of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                 "Final Scheduled Maturity Date" shall mean the later of (i) the Settlement Date occurring in the 73rd month after the month in which the earlier of the Wind-Down Date or the Receivable Wind-Down Date occurs and (ii) the Settlement Date occurring in the twelfth month after the occurrence of an Amortization Event.

                 "Financed Vehicle" shall mean, with respect to any Retail Receivable, the new or used medium or heavy duty truck, bus or trailer, together with any accessions thereto, securing the Obligor's indebtedness under such Receivable.

                 "Financing Commitment" shall mean on any date of determination the obligation of the Trust to make the Financing Loan to Trip under the Financing Loan and Security Agreement in an aggregate principal amount outstanding not to exceed the Net Trip Pool Balance as of such date.

                 "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                 "Financing Loan" shall mean the loan made from time to time by the Trust to Trip pursuant to the Financing Loan and Security Agreement.

                 "Financing Loan and Security Agreement" shall mean the Loan and Security Agreement, between the Trust and Trip, substantially in the form of Exhibit E to the Liquidity Agreement, as the same may from time to time be amended, supplemented or modified.

                 "Financing Loan Default" shall mean any of the events specified in Section 8 of the Financing Loan and Security Agreement, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Financing Loan Event of Default" shall have the meaning set forth in Section 8 of the Financing Loan and Security Agreement.

                 "Financing Loan Maturity Date" shall mean the Settlement Date occurring in the 73rd month after the month in which the earlier of the Wind-Down Date and the Receivable Wind-Down Date occurs.

                 "Financing Loan Principal Amount" shall mean on any date of determination the outstanding principal amount of the Financing Loan.

                 "Financing Loan Principal Payment Amount" shall mean, for any Settlement Date, the sum of (i) the product of (A) the sum of the Contract Value Declines for such Settlement Date for each Eligible Trip Receivable on the last day of the immediately preceding Monthly Period and (B) the Trip Discount Percentage on such Settlement Date and (ii) the product for each Permitted Transfer Receivable released during the immediately preceding Monthly Period from the Lien created by the Financing Loan and Security Agreement pursuant to subsection 5.4 of the Financing Loan and Security Agreement of (A) the Contract Value for such Receivable as of the last day of the Monthly Period preceding the immediately preceding Monthly Period (or, if such Receivable became a Trip Receivable after the last day of the Monthly Period preceding the immediately preceding Monthly Period, the Contract Value thereof as of the Purchase Cutoff Date with respect to such Receivable) and (B) the Trip Discount Percentage on the date such Receivable was released (before giving effect to any change in the Trip Discount Percentage on such date).

                 "Financing Note" shall have the meaning set forth in subsection 2.2(b) of the Financing Loan and Security Agreement.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                 "General Subaccount" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Government Security" shall mean any security issued by the United States Treasury, the Federal Home Loan Mortgage Corporation, or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations.

                 "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Gross Balance" shall mean, as of any date of determination,
         (i) with respect to a Retail Receivable, the unpaid principal balance of such Retail Receivable as of such dateplus with respect to a Retail Receivable classified as a "finance charge-included contract", the finance charges included in the payments due with respect to such Retail Receivable on or after such date and (ii), with respect to a Lease Receivable, the aggregate remaining periodic rental payments and the Residual Payment set forth in the related Vehicle Lease.

                 "Guarantee Obligation" shall mean, as to any Person (the "guaranteeing person"), any obligation of (i) the guaranteeing person or (ii) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                 "Guaranty" shall mean, with respect to any Receivable, a personal or commercial guaranty of an Obligor's performance with respect to such Receivable.

                 "Harco" shall mean Harco Leasing Company, Inc., a Delaware corporation, and its successors.

                 "Indebtedness" shall mean of any Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
         (iii) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (v) all net liabilities of such Person in respect of interest rate caps and (vi) all liabilities of such Person in respect of Guarantee Obligations.

                 "Initial Funding Date" shall mean the first date on which Trip purchases Receivables pursuant to the Retail Receivables Purchase Agreement or the Lease Receivables Purchase Agreement.

                 "Initial Net Trust Pool Balance" shall mean with respect to any Trust Pool, the Net Trust Pool Balance with respect to such Trust Pool as of the Purchase Cutoff Date with respect to such Trust Pool.

                 "Initial Trust Pool Balance" shall mean with respect to any Trust Pool, the Trust Pool Balance with respect to such Trust Pool as of the Purchase Cutoff Date with respect to such Trust Pool.

                 "Insolvency Event" shall mean, with respect to a specified
         Person: (i) such Person shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against such Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; (iii) there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) such Person shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                 "Insurance Policy" shall mean, with respect to any Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event to each Financed Vehicle securing such Receivable.

                 "Insurance Proceeds" shall mean, with respect to any Program Receivable, proceeds of any Insurance Policy with respect to such Receivable.

                 "Intercompany Agreement" shall mean the Intercompany Advance Agreement, dated as of November 7, 1994, between NFC and Trip, and the Intercompany Security Agreement dated as of April 26, 1993, between NFC and Trip, in each case, as the same may be amended, restated or otherwise supplemented from time to time.

                 "Interest Amount" shall mean, with respect to any Trust Certificate with respect to any Settlement Date, the product for each day during the Accrual Period ending on such Settlement Date of (i) the OTC Rate applicable to such Trust Certificate for such day divided by 360 and (ii) the outstanding certificate balance of such Trust Certificate as of the immediately preceding Settlement Date or, in the case of the first Settlement Date to occur after the issuance of such Trust Certificate, as of the Issuance Date or Additional Issuance Date, as applicable.

                 "Interest Component" shall mean, with respect to Commercial Paper outstanding at any time, the sum of (i) the portion of the Face Amount of outstanding Commercial Paper issued on a discount basis representing the discount incurred in respect thereof and (ii) the amount of interest that would accrue from the date of issuance to the date of maturity in respect of outstanding Commercial Paper issued on an interest-bearing basis.

                 "Interested Parties" (i) with respect to the Trip Servicing Agreement, shall have the meaning set forth in Section 2.01 of the Trip Servicing Agreement and (ii) with respect to the Trust Servicing Agreement, shall have the meaning set forth in Section 2.01 of the Trust Servicing Agreement.

                 "Interest Period" shall mean, with respect to any Eurodollar
         Loan:

                          (i)  initially, the period commencing on the
                 Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the

                 Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                          (ii) thereafter, each period commencing on the close of business of the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

         provided that the foregoing provisions relating to Interest Periods are subject to the following:

                          (A) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                          (B) any Interest Period that would otherwise extend beyond the Expiration Date shall end on the Expiration Date, or if the Expiration Date shall not be a Working Day, on the next preceding Working Day;

                          (C) if the Borrower shall fail to give notice that it wishes a Eurodollar Loan to be continued as such as provided above in clause (ii), it shall be deemed to have selected a conversion of a Eurodollar Loan into an ABR Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 2.11 of the Liquidity Agreement); and

                          (D) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of the succeeding calendar month.

                 "Interest Rate Cap" shall mean a Trip Interest Rate Cap or a Trust Interest Rate Cap.

                 "Interest Reconciliation Amount" shall have the meaning set forth in subsection 6.7 of the Liquidity Agreement.

                 "Interest Subaccount" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Investment Earnings" shall mean for any Settlement Date the aggregate amount of interest and other investment earnings (net of losses and investment expenses) received on funds deposited in the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account and the Spread Account since the immediately preceding Settlement Date (or, in the case of the initial Settlement Date, since the Initial Funding Date).

                 "Involuntary Filing Event" shall mean, with respect to a specified Person, that there shall be commenced against such Person any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets.

                 "Issuance Date" shall mean the date on which Trust Certificates are initially issued pursuant to subsection 3.3 of the Trust Agreement.

                 "Lease Assignment" shall mean an assignment substantially in the form of Exhibit A to the Lease Receivables Purchase Agreement, as such form may be amended, supplemented or otherwise modified from time to time.

                 "Lease Receivable" shall mean a finance lease contract with respect to a new or used medium or heavy duty truck, bus or trailer manufactured by NITC or an OEM Manufacturer and originated in the ordinary course of business by NLC or Harco.

                 "Lease Receivable Amount" shall mean as of any date of determination, an amount equal to the aggregate Contract Value of all Eligible Program Receivables as of such date that are Lease Receivables (after giving effect to any changes in the Program Receivables as of such date).

                 "Lease Receivable Closing" shall have the meaning set forth in
         Section 2.03 of the Lease Receivables Purchase Agreement.

                 "Lease Receivable Limit" shall mean, as of any date of determination, an amount equal to 15% of the Program Pool Balance as of such date.

                 "Lease Receivable Purchase Date" shall have the meaning set forth in Section 2.01 of the Lease Receivables Purchase Agreement.

                 "Lease Receivable Purchase Date Schedule" shall mean the Lease Receivable Purchase Date Schedule substantially in the form of Exhibit B to the Lease Receivables Purchase Agreement.

                 "Lease Receivable Purchase Price" shall have the meaning set forth in Section 2.03 of the Lease Receivables Purchase Agreement.

                 "Lease Receivable Purchase Termination Event" shall mean the occurrence and continuation of any of the following events:

                          (a) NLC shall fail to pay any amount payable under the Lease Receivables Purchase Agreement when due in accordance with the terms thereof; or

                          (b) NLC shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained in the Lease Receivables Purchase Agreement (other than as specified in subsection (a) above) provided, that no such failure shall constitute a Lease Receivable Purchase Termination Event under this subsection (b) unless (i) such failure continues unremedied for a period of 30 days from the date on which written notice of such failure, requiring the same to be remedied, shall have been received by NLC, (ii) such failure is in respect of Section 5.04 of the Lease Receivables Purchase Agreement and NLC shall have failed to comply with the provisions of Section 5.08 of the Lease Receivables Purchase Agreement in respect thereof within two Business Days of when NLC was obligated to do so or (iii) such failure is in respect of Section 5.06 of the Lease Receivables Purchase Agreement; or

                          (c) any representation, warranty, certification or statement made or deemed made by NLC in the Lease Receivables Purchase Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, provided, that a Lease Receivable Purchase Termination Event shall not be deemed to have occurred under this subsection (c) based upon a breach of any representation or warranty set forth in Section 3.01 of the Lease Receivables Purchase Agreement if NLC shall have complied with the provisions of
                 Section 5.08 of the Lease Receivables Purchase Agreement in respect thereof within two Business Days of when NLC was obligated to do so; or

                        (d) there shall have occurred an Insolvency Event or an Involuntary Filing Event with respect to NLC.

                 "Lease Receivables Purchase Agreement" shall mean the Lease Receivables Purchase Agreement, between Trip and NLC, substantially in the form of Exhibit J to the Liquidity Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Lease Receivable Purchased Assets" shall have the meaning set forth in Section 2.01 of the Lease Receivables Purchase Agreement.

                 "Lease Receivable Transferred Assets" shall have the meaning set forth in Section 2.02 of the Lease Receivables Purchase Agreement.

                 "Lease Receivable Trust Amount" shall mean, with respect to any Trust Pool, an amount equal to the aggregate Contract Value of all Eligible Trust Receivables in such Trust Pool as of the Purchase Cutoff Date with respect to such Trust Pool that are Lease Receivables.

                 "Lease Receivable Trust Limit" shall mean, with respect to any Trust Pool, an amount equal to 15% of the Initial Trust Pool Balance with respect to such Trust Pool.

                 "Leased Vehicle" shall mean, with respect to any Lease Receivable, the new or used medium or heavy duty truck, bus or trailer, together with any accessions thereto, leased pursuant to the related Vehicle Lease.

                 "Lender" shall mean each financial institution listed on
         Schedule I of the Liquidity Agreement, each financial institution added as a Lender pursuant to the terms of the Liquidity Agreement and each financial institution to whom an assignment has been made pursuant to the terms of the Liquidity Agreement, and any successor of the foregoing.

                 "Lender Costs" shall mean any increased costs due pursuant to subsection 2.18 of the Liquidity Agreement and any reemployment costs due pursuant to subsection 2.20 of the Liquidity Agreement.

                 "LIBO Rate" shall mean, with respect to each day during each Accrual Period, the rate per annum determined for such Accrual Period equal to the average of the offered rates for deposits in Dollars which appears on Telerate Page 3750 as of 11:00 a.m., London time, two Working Days prior to the beginning of such Accrual Period for a period of one month, as such rate is indicated in writing by the Administrator to the Owner Trustee. If no rate appears on Telerate Page 3750 at such time, the LIBO Rate shall be the rate per annum at which one of the Reference Banks selected by the

         Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London time, two Working Days prior to the beginning of such Accrual Period for the number of days in such Accrual Period and in an amount of not less than $1,000,000.

                 "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                 "Liquidating Receivable" shall mean a Program Receivable (i) as to which the Trip Servicer or the Trust Servicer has reasonably determined in accordance with its customary servicing procedures, that eventual payment of amounts owing on such Receivable is unlikely, (ii) as to which the Vehicle or Vehicles relating to such Receivable have been repossessed and sold or repossessed and held for more than ninety days or (iii) as to which any related Scheduled Payment is at least 210 days' overdue (excluding any Receivable as to which the Vehicle or Vehicles relating thereto have been repossessed).

                 "Liquidation Proceeds" shall mean, with respect to a Program Receivable, all amounts realized with respect to such Receivable, including the benefits of any lease assignments, Insurance Proceeds, proceeds from any Dealer Liability, proceeds from any NITC Purchase Obligations and proceeds from any Guaranties, net of amounts that are required to be refunded to the Obligor on such Receivable.

                 "Liquidity Agreement" shall mean the Liquidity Agreement, dated as of November 7, 1994, among the Borrower, the Lenders and the Administrative Agent, as the same may from time to time be amended, supplemented or otherwise modified.

                  "Loans" shall have the meaning set forth in subsection 2.1 of the Liquidity Agreement.

                 "Majority Lenders" shall mean, at any time, Lenders holding Voting Percentages which aggregate more than 50%.

                 "Material Adverse Effect" shall mean, with respect to a Person, a material adverse effect on (a) the ability of such Person to perform its obligations under any of the Basic Documents or (b) the validity or enforceability of any of the Basic Documents or the rights or remedies of any other Person thereunder.

                 "Maximum Aggregate Commitment" shall mean $300,000,000 as such amount may be increased from time to time as provided in subsection
         2.8 of the Liquidity Agreement or reduced from time to time as provided in subsection 2.5(j), 2.10 or 2.23 of the Liquidity Agreement.

                 "Monthly Capital Amount" shall have the meaning set forth in
         Section 5.3 of the Trust Agreement.

                 "Monthly Period" shall mean, with respect to the first Settlement Date, the period beginning on the Initial Cutoff Date and ending at the close of business on the last day of the following calendar month, and, with respect to each subsequent Settlement Date, the Monthly Period means the calendar month preceding such Settlement Date.

                 "Monthly Program Statement" shall have the meaning set forth in subsection 4.1 of the Administration Agreement.

                 "Monthly R.O.E. Amount" shall have the meaning set forth in subsection 5.2 of the Trust Agreement.

                 "Moody's" means Moody's Investors Service, or its successor.

                 "Navistar Group" shall mean NIC, NITC, NFC, NFSC and any other direct or indirect Subsidiaries of NIC.

                 "Navistar Vehicle" shall mean any medium or heavy duty truck, bus or trailer produced by, or for, NITC and sold by NITC to Dealers.

                 "Net Issuer Amount" shall mean, on any date of determination during an Accrual Period, the sum of the outstanding principal amount of the Trust Wholesale Certificate on such date and the aggregate amount of interest on the Trust Wholesale Certificate that had accrued thereon as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period and is unpaid on such date.

                 "Net Loss Percentage" shall mean, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to Net Losses for that Monthly Period and the denominator of which is equal to Three-Month Liquidations for that Monthly Period minus Net Losses for that Monthly Period.

                 "Net Losses" shall mean, for any Monthly Period, the sum for all Receivables in the NFC Portfolio written off during the three Monthly Periods preceding that Monthly Period of the unpaid principal plus accrued and unpaid interest at the time of repossession of the truck(s), bus(es) or trailer(s) securing all such written off

         Receivables, net of all recoveries with respect to such Receivables.

                 "Net Trip Pool Balance" shall mean, on any date of determination, the product of (i) the Trip Pool Balance on such date and (ii) the Trip Discount Percentage on such date.

                 "Net Trust Pool Balance" shall mean, on any date of determination with respect to any Trust Pool, the product of (i) the Trust Pool Balance with respect to such Trust Pool on such date and
         (ii) the Trust Discount Percentage with respect to such Trust Pool.

                 "NFC" shall mean Navistar Financial Corporation, a Delaware corporation.

                 "NFC Portfolio" shall mean, as of any date of determination, all outstanding Receivables owned or serviced by NFC (or any successor servicer of all or a portion of such Receivables) as of such date.

                 "NFC Revolving Credit Facility" shall mean the Amended and Restated Credit Agreement, dated as of November 4, 1994, among NFC, the banks listed therein, the co-arrangers listed therein and Morgan Guaranty Trust Company of New York, as administrative agent, amending and restating the Amended and Restated Credit Agreement dated as of April 26, 1993, as amended and supplemented from time to time.

                 "NFSC" shall mean Navistar Financial Securities Corporation, a Delaware corporation.

                 "NIC" shall mean Navistar International Corporation, a Delaware corporation.

                 "1990 Trust Termination Date" shall have the meaning set forth in the Wholesale Pooling and Servicing Agreement.

                  "NITC" shall mean Navistar International Transportation Corp., a Delaware corporation.

                 "NITC Purchase Obligations" shall mean certain obligations of NITC to purchase Vehicles relating to Liquidating Receivables pursuant to Article VI and other provisions of the Master Intercompany Agreement by and between NFC and NITC dated as of April 26, 1993, as such Master Intercompany Agreement may be amended, supplemented, restated or otherwise modified.

                 "NLC" shall mean Navistar Leasing Corporation, a Delaware corporation.

                 "Non-Downgraded Lenders" shall mean on any date of determination each Lender that is not a Downgraded Lender on such date.

                 "Non-Extending Lender" shall have the meaning set forth in subsection 2.4 of the Liquidity Agreement.

                 "Non-OTC Percentage" shall mean on any date of determination 100% minus the OTC Percentage on such date.

                 "Non-Pro Rata Funding Account" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Non-Pro Rata Reserve Account Loan" shall have the meaning set forth in subsection 2.5 of the Liquidity Agreement.

                 "Non-Pro Rata Revolving Loan" shall have the meaning set forth in subsection 2.4 of the Liquidity Agreement.

                 "Obligations" shall have the meaning set forth in Section 2 of the Collateral Trust Agreement.

                 "Obligor" shall mean, (i) with respect to any Retail Receivable, the purchaser or any co-purchaser of the related Financed Vehicle or Vehicles or any other Person, other than the maker of a Guaranty, who owes payments under such Receivable and (ii) with respect to any Lease Receivable, the lessee or any co-lessee of the related Leased Vehicle or Vehicles or any other Person, other than the maker of a Guaranty, who owes payments under such Receivable.

                 "Obligor Amount" shall mean as of any date of determination, with respect to each Obligor of a Program Receivable, an amount equal to the aggregate Contract Value of all Eligible Program Receivables of such Obligor as of such date (after giving effect to any changes in the Program Receivables as of such date).

                 "Obligor Limit" shall mean, as of any date of determination, an amount equal to 2% of the Program Pool Balance as of such date.

                 "Obligor Trust Amount" shall mean, with respect to any Trust Pool and each Obligor of a Trust Receivable in such Trust Pool, an amount equal to the aggregate Contract Value of all Eligible Trust Receivables of such Obligor as of the Purchase Cutoff Date with respect to such Trust Pool.

                 "Obligor Trust Limit" shall mean, with respect to any Trust Pool, an amount equal to 2% of the Initial Trust Pool Balance with respect to such Trust Pool.

                 "OEM Manufacturer" shall mean any manufacturer of an OEM
         Vehicle.

                 "OEM Vehicle" shall mean a new medium or heavy duty truck manufactured by, or for, a manufacturer other than NITC.

                 "Offering Materials" shall have the meaning set forth in subsection 2.21(a) of the Liquidity Agreement.

                 "Opinion of Counsel" shall mean a written opinion of counsel, who may, except as otherwise expressly provided, be an employee of NFC.

                 "Option 1 Period" shall mean any period during which Trip has elected or is required to maintain the Trip Interest Rate Caps required by subsection 5.2(c) of the Financing Loan and Security Agreement.

                 "Option 2 Period" shall mean any period during which Trip has elected to maintain the Trip Interest Rate Caps required by subsection 5.2(b) of the Financing Loan and Security Agreement.

                 "Optional Purchase Payment" shall mean, with respect to any Optional Purchase Receivable, the amount payable by the Trust Servicer with respect to such Optional Purchase Receivable pursuant to Section
         8.01 of the Trust Servicing Agreement.

                 "Optional Purchase Receivable" shall mean any Receivable purchased by the Trust Servicer pursuant to Section 8.01 of the Trust Servicing Agreement.

                 "OTC Costs" shall mean OTC Increased Costs, any reemployment costs due pursuant to subsection 6.1 of the Trust Agreement, any amounts due pursuant to subsection 6.3 of the Trust Agreement and any amounts due pursuant to subsection 6.5 of the Trust Agreement.

                 "OTC Decrease Amount" shall have the meaning set forth in subsection 5.5 of the Trust Agreement.

                 "OTC Increased Costs" shall have the meaning set forth in subsection 6.4 of the Trust Agreement.

                 "OTC Percentage" shall mean, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Aggregate OTC Amount on such dateminus on any date after the occurrence of an Event of Default specified in paragraph (r) or (s) of
         Section 8 of the Liquidity Agreement, the amount, if any, by which the sum of (i) Credits Outstanding on such date, or if such date is not a Settlement Date, on the immediately preceding

         Settlement Date, and (ii) the Aggregate OTC Amount on such Settlement Date exceeded the Trust Asset Balance on such Settlement Date and the denominator of which is the sum of (i) the Credits Outstanding on such date and (ii) the Aggregate OTC Amount on such date.

                 "OTC Rate" shall mean, with respect to any Trust Certificate for any day during any Accrual Period the LIBO Rate plus the Applicable OTC Margin with respect to such Trust Certificate; provided, however, for any Accrual Period during which subsection 6.2 or 6.3 of the Trust Agreement is applicable, the OTC Rate with respect to each day in such Accrual Period shall be determined as described in such subsection 6.2 or 6.3, as the case may be.

                  "Other Taxes" shall have the meaning set forth in subsection 2.19(a) of the Liquidity Agreement.

                 "Owner Trustee" shall mean Chemical Bank Delaware, not in its individual capacity but solely as trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

                 "Parent" shall mean, with respect to any Lender, any Person controlling such Lender.

                  "Participant" shall have the meaning set forth in subsection 10.6(b) of the Liquidity Agreement.

                 "Paying Agent" shall have the meaning set forth in subsection
         3.12 of the Trust Agreement.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Permitted Lien" shall mean, with respect to any Receivable or any Vehicle, tax liens, mechanics' liens, any liens which attach to such Receivable by operation of law as a result of any act or omission by the related Obligor, any liens which may exist in any accessions not financed by NFC or NLC and the right of the Obligor to own and/or use such Vehicle.

                 "Permitted Transfer" shall have the meaning set forth in subsection 5.4(b) of the Financing Loan and Security Agreement.

                 "Permitted Transfer Payment" shall have the meaning set forth in subsection 5.4(e) of the Financing Loan and Security Agreement.

                 "Permitted Transfer Receivable" shall have the meaning set forth in subsection 5.4(e) of the Financing Loan and Security Agreement.

                 "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan" shall mean, with respect to a Person, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or a Commonly Controlled Entity with respect to such Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Principal Component" shall mean, with respect to Commercial Paper outstanding at any time, (i) the difference between the Face Amount of outstanding Commercial Paper issued on a discount basis and the Interest Component thereof, and (ii) the principal amount of outstanding Commercial Paper issued on an interest-bearing basis.

                 "Principal Overpayment Amount" shall have the meaning set forth in subsection 6.7 of the Liquidity Agreement.

                 "Principal Payment Amount" shall mean, for any Settlement Date, the sum of (i) the Financing Loan Principal Payment Amount for such Settlement Date, (ii) the Trust Principal Payment Amount with respect to each Trust Pool for such Settlement Date and (iii) the Wholesale Principal Payment Amount for such Settlement Date.

                 "Principal Reduction Amount" shall mean, on any date of determination during an Accrual Period, the aggregate amount withdrawn from the Collection Subaccount and deposited in the Principal Subaccount by the Collateral Trustee pursuant to subsection 5.3(a)(iii) of the Collateral Trust Agreement during the period from and including the first day of the Monthly Period commencing immediately prior to the first day of such Accrual Period to but excluding such date of determination.

                 "Principal Subaccount" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Proceeds" shall have the meaning set forth in the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to the Trust from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Trust from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, and (iii) any and all other amounts from time to time paid or payable under or in connection with the Collateral.

                 "Program Costs" shall mean, with respect to any Settlement Date, the aggregate amount of interest and expenses payable by the Trust pursuant to the Basic Documents, including, without limitation,
         (A) the aggregate amount of interest which has accrued and is unpaid on the Loans under the Liquidity Agreement since the immediately preceding Settlement Date, (B) the aggregate Interest Amounts with respect to all Trust Certificates with respect to such Settlement Date, (C) the Administration Fee with respect to such Settlement Date,
         (D) the aggregate amount of Commitment Fees which have accrued since the immediately preceding Settlement Date, (E) any Lender Costs due and payable to the Lenders on such Settlement Date and (F) any OTC Costs due and payable to the Certificateholders on such Settlement Date.

                 "Program Net Pool Balance" shall mean, on any date of determination, the sum of the Net Trip Pool Balance on such date and the Receivable Borrowing Base on such date.

                 "Program Net Yield" shall mean, on any date of determination, the sum of (i) .75% and (ii) the quotient of (A) the sum of (x) the product of (1) the Trip Required Net Yield on such date and (2) the Net Trip Pool Balance on such date and (y) the sum of the product with respect to each Trust Pool of (1) the Trust Cap Strike Rate with respect to such Trust Pool and (2) the Net Trust Pool Balance on such date divided by (B) the Program Net Pool Balance on such date.

                 "Program Pool Balance" shall mean, on any date of determination, the sum of the Trip Pool Balance on such date and the sum of the Trust Pool Balances with respect to each Trust Pool on such date.

                 "Program Receivable" shall mean either a Trip Receivable or a Trust Receivable.

                 "Purchase Cutoff Date" shall mean, (i) with respect to any Receivable, the date as of which such Receivable became a Trip Receivable or a Trust Receivable, as the case may be, (ii) with respect to any Trust Pool, the date as of which such Trust Pool was acquired by the Trust pursuant to the Receivables Purchase Agreement and (iii) with respect to any Purchase Date, the date specified as the Purchase Cutoff Date in the Lease Receivable Purchase Date Schedule, the Retail Receivable Purchase Date Schedule or the Schedule of Trust Receivables, as the case may be.

                 "Purchase Date" shall mean any of the Lease Receivable Purchase Date, the Retail Receivable Purchase Date or the Receivable Purchase Date.

                 "Purchaser's Letter" shall mean a representation letter, substantially in the form of Exhibit C or D, to the Trust Agreement, as the case may be, executed in connection with the transfer of a Trust Certificate.

                 "Purchasing Lender" shall have the meaning set forth in subsection 10.6(c) of the Liquidity Agreement.

                 "Rating Agency" shall mean S&P, Moody's and any other rating agency rating the Commercial Paper at the request of the Borrower.

                 "Receivable" shall mean a Retail Receivable or a Lease Receivable.

                 "Receivable Borrowing Base" shall mean, on any date of determination, the sum of the Net Trust Pool Balances with respect to each Trust Pool on such date.

                 "Receivable Purchase Date" shall have the meaning set forth in
         Section 2.01 of the Receivables Purchase Agreement.

                 "Receivable Purchase Price" shall have the meaning set forth in Section 2.02 of the Receivables Purchase Agreement.

                 "Receivable Purchase Termination Event" shall mean the occurrence and continuation of any of the following events:

                          (a) Trip shall fail to pay any amount payable under the Receivables Purchase Agreement when due in accordance with the terms thereof; or

                          (b) Trip shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained in the Receivables Purchase Agreement (other than as specified in subsection (a) above) provided, that no such failure shall constitute a Receivable Purchase Termination Event under this subsection (b) unless (i) such failure continues unremedied for a period of 30 days from the date on which written notice of such failure, requiring the same to be remedied, shall have been received by Trip or (ii) such failure is in respect of Section 5.05 of the Receivables Purchase Agreement and Trip shall have failed to comply with the provisions of Section 5.04 of the Receivables Purchase Agreement in respect thereof within two Business Days of when Trip was obligated to do so; or

                          (c) any representation, warranty, certification or statement made or deemed made by Trip in the Receivables Purchase Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, provided, that a Receivable Purchase Termination Event shall not be deemed to have occurred under this subsection (c) based upon a breach of any representation or warranty set forth in
                 Section 3.01 of the Receivables Purchase Agreement if Trip shall have complied with the provisions of Section 5.04 of the Receivables Purchase Agreement in respect thereof within two Business Days of when Trip was obligated to do so; or

                        (d) there shall have occurred an Insolvency Event or an Involuntary Filing Event with respect to Trip.

                 "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, between Trip and the Trust, substantially in the form of Exhibit H to the Liquidity Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Receivable Wind-Down Date" shall mean the date on which a Receivable Wind-Down Event occurs.

                 "Receivable Wind-Down Event" shall mean the occurrence of any of the following events:

                             (i) Trip or NLC shall become required to register under the Investment Company Act of 1940, as amended, and shall not be exempt from compliance with such Act;

                            (ii) the Combined Six-Month Net Loss Percentage for any Monthly Period exceeds 4.25%; or

                           (iii) the average of the Delinquency Percentages for any three consecutive Monthly Periods exceeds 2.5%.

                 "Record Date" shall mean the fifth Business Day preceding each Settlement Date.

                 "Reference Banks" shall mean the principal London offices of Chemical, The Northern Trust Company, Swiss Bank Corporation and any Lender designated as such by the Borrower pursuant to subsection 2.14(b) of the Liquidity Agreement.

                 "Refunding Loan" shall mean, with respect to any Lender, any Loan made by such Lender in accordance with, and under the circumstances described in, subsection 2.7 of the Liquidity Agreement.

                 "Register" shall have the meaning set forth in subsection 10.6(d) of the Liquidity Agreement.

                 "Regulation U" shall mean Regulation U of the Board, as from time to time in effect.

                 "Related Security" shall have the meaning set forth in Section
         2.02 of the Lease Receivables Purchase Agreement.

                 "Release Form" shall mean a release substantially in the form of Exhibit D to the Financing Loan and Security Agreement.

                 "Remaining Commercial Paper Deficit" shall have the meaning set forth in subsection 2.7(a) of the Liquidity Agreement.

                 "Required Lenders" shall mean at any time Lenders holding Voting Percentages which aggregate at least 66 2/3%.

                 "Required OTC Amount" shall mean, (i) as of any date of determination prior to the Wind-Down Date, 3.5% of the sum of the Maximum Aggregate Commitment and the Aggregate OTC Amount as of such date and (ii) as of any date of determination on or after the Wind-Down Date, the Aggregate OTC Amount on such date.

                 "Required Reserve Account Funded Amount" shall have the meaning set forth in subsection 2.5(a) of the Liquidity Agreement.

                 "Required Trip Interest Rate Caps" shall have the meaning set forth in Section 5.2(a) of the Financing Loan and Security Agreement.

                 "Required Trust Interest Rate Caps" shall have the meaning set forth in Section 2.03 of the Receivables Purchase Agreement.

                 "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Reserve Account" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Reserve Account Pre-Funded Amount" shall have the meaning set forth in subsection 2.5(b) of the Liquidity Agreement.

                 "Residual Payment" shall mean, with respect to a Lease Receivable, the amount payable by the related Obligor under the related Vehicle Lease in respect of the residual value of each Leased Vehicle thereunder.

                 "Responsible Officer" shall mean, (i) with respect to any Person, other than the Collateral Trustee, the president, the vice-president-controller or the vice-president-treasurer of such Person and (ii) with respect to the Collateral Trustee, any officer within the Corporate Trust and Agency Group (or any successor group of the Collateral Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Collateral Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Retail Assignment" shall mean an assignment substantially in the form of Exhibit A to the Retail Receivables Purchase Agreement, as such form may be amended, supplemented or otherwise modified from time to time.

                 "Retail Note" shall mean a retail instalment contract between NFC and an Obligor or a retail loan evidenced by a note issued by an Obligor to NFC.

                 "Retail Receivable" shall mean a retail installment contract for, or a retail loan evidenced by a note and secured by, one or more new or used medium or heavy duty trucks, buses or trailers.

                 "Retail Receivable Cash Purchase Price" shall mean, with respect to a Retail Receivable Purchase Date, the cash portion of the Retail Receivable Purchase Price payable by Trip on such Purchase Date, as set forth on the related Retail Receivable Purchase Date Schedule.

                 "Retail Receivable Closing" shall have the meaning set forth in Section 2.02 of the Retail Receivables Purchase Agreement.

                 "Retail Receivable Purchase Date" shall have the meaning set forth in Section 2.01 of the Retail Receivables Purchase Agreement.

                 "Retail Receivable Purchase Date Schedule" shall mean the Retail Receivable Purchase Date Schedule substantially in the form of Exhibit B to the Retail Receivables Purchase Agreement.

                 "Retail Receivable Purchase Price" shall have the meaning set forth in Section 2.02 of the Retail Receivables Purchase Agreement.

                 "Retail Receivable Purchased Assets" shall mean the property described in Section 2.01 of the Retail Receivables Purchase Agreement.

                 "Retail Receivable Purchase Termination Event" shall mean the occurrence and continuation of any of the following events:

                          (a) NFC shall fail to pay any amount payable under the Retail Receivables Purchase Agreement when due in accordance with the terms thereof; or

                          (b) NFC shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained in the Retail Receivables Purchase Agreement (other than as specified in subsection (a) above) provided, that no such failure shall constitute a Retail Receivable Purchase Termination Event under this subsection (b) unless (i) such failure continues unremedied for a period of 30 days from the date on which written notice of such failure, requiring the same to be remedied, shall have been received by NFC, (ii) such failure is in respect of Section 5.04 of the Retail Receivables Purchase Agreement and NFC shall have failed to comply with the provisions of Section 5.08 of the Retail Receivables Purchase Agreement in respect thereof within two Business Days of when NFC was obligated to do so or (iii) such failure is in respect of Section 5.06 of the Retail Receivables Purchase Agreement; or

                          (c) any representation, warranty, certification or statement made or deemed made by NFC in the Retail Receivables Purchase Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, provided, that a Retail Receivable Purchase Termination Event shall not be deemed to have occurred under this subsection (c) based upon a breach of any representation or warranty set forth in Section 3.01 of the Retail Receivables Purchase Agreement if NFC shall have complied with the provisions of
                 Section 5.08 of the Retail Receivables Purchase Agreement in respect thereof within two Business Days of when NFC was obligated to do so; or

                        (d) there shall have occurred an Insolvency Event or an Involuntary Filing Event with respect to NFC.

                 "Retail Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, between Trip and NFC, substantially in the form of Exhibit I to the Liquidity Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Revolving Loan" shall mean, with respect to any Lender, any Loan made by such Lender in accordance with, and under the circumstances described in subsection 2.3 of the Liquidity Agreement.

                 "Revolving Note" shall mean the Note issued by Trip to NFC under the Intercompany Agreement.

                 "Schedule of Trust Receivables" shall mean the Schedule of Trust Receivables substantially in the form of Annex I to the Receivables Purchase Agreement.

                 "Scheduled Payment" shall mean, with respect to any Receivable, a payment which (i) is in the amount required under the terms of the Contract with respect to such Receivable, (ii) is payable by the Obligor with respect to such Receivable and (iii) includes finance charges equivalent to the APR with respect to such Receivable.

                 "Secured Parties" shall have the meaning set forth in subsection 4.1 of the Collateral Trust Agreement.

                 "Securities Act" shall mean the United States Securities Act of 1933, as amended from time to time.

                 "Servicing Fees" shall mean the Trip Servicing Fee and/or the Trust Servicing Fee.

                 "Settlement Date" shall mean the 20th day of each month or, if any such day is not a Business Day, the next succeeding Business Day, commencing with the month following the month in which the Initial Funding Date occurs.

                 "Settlement Subaccount" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "Six-Month Liquidations" shall mean for any Monthly Period the Gross Balance of all Receivables in the NFC Portfolio outstanding on the date that is five Monthly Periods preceding the beginning of that Monthly Period plus the Gross Balance of all Receivables added to the NFC Portfolio during that Monthly Period and the five Monthly Periods preceding the beginning of that Monthly Period minus the Gross Balance of all Receivables in the NFC Portfolio outstanding at the end of such Monthly Period.

                 "Skip Receivable" shall mean a Receivable that provides for monthly payments in eleven or fewer months of each twelve-month period.

                 "Skip Receivable Amount" shall mean as of any date of determination, an amount equal to the aggregate Contract Value of all Eligible Program Receivables as of such date that are Skip Receivables (after giving effect to any changes in the Program Receivables on such date).

                 "Skip Receivable Limit" shall mean, as of any date of determination, an amount equal to 10% of the Program Pool Balance as of such date.

                 "Skip Receivable Trust Amount" shall mean, with respect to any Trust Pool, an amount equal to the aggregate Contract Value of all Eligible Trust Receivables as of the Purchase Cutoff Date with respect to such Trust Pool that are Skip Receivables.

                 "Skip Receivable Trust Limit" shall mean, with respect to any Trust Pool, an amount equal to 10% of the Initial Trust Pool Balance with respect to such Trust Pool.

                 "S&P" shall mean Standard & Poor's Ratings Group, or its successor.

                 "Special Certificate Interest" shall have the meaning set forth in subsection 5.3(a)(vi)(D) of the Collateral Trust Agreement.

                 "Special Interest" shall have the meaning set forth in subsection 2.13(e) of the Liquidity Agreement.

                 "Specified Spread Account Balance" shall mean, on any date of determination, the sum of (i) the Trip Specified Spread Account Balance on such date of determination and (ii) the sum of the Trust Specified Spread Account Balances with respect to each Trust Pool on such date of determination.

                 "Spread Account" shall have the meaning set forth in subsection 5.1 of the Collateral Trust Agreement.

                 "State Amount" shall mean as of any date of determination, with respect to Program Receivables the Obligors of which are located in a single state, an amount equal to the aggregate Contract Value of all Eligible Program Receivables of such Obligors as of such date (after giving effect to any changes in the Program Receivables as of such date).

                 "State Limit" shall mean, as of any date of determination, an amount equal to 10% of the Program Pool Balance as of such date.

                 "State Trust Amount" shall mean, with respect to any Trust Pool and the Trust Receivables in such Trust Pool the

         Obligors of which are located in a single state, an amount equal to the aggregate Contract Value of all Eligible Trust Receivables of such Obligors in such Trust Pool as of the Purchase Cutoff Date with respect to such Trust Pool.

                 "State Trust Limit" shall mean, with respect to any Trust Pool, an amount equal to 10% of the Initial Trust Pool Balance with respect to such Trust Pool.

                 "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                 "Tax Allocation Agreement" shall mean the Tax Allocation Agreement effective October 1, 1981 between NITC and certain of its Subsidiaries, as amended and in effect on November 7, 1994, as further amended and supplemented.

                 "Taxes" shall have the meaning set forth in subsection 2.11(d) of the Trust Agreement or set forth in subsection 2.19(a) of the Liquidity Agreement, as the context may require.

                 "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

                 "Three-Month Liquidations" shall mean for any Monthly Period the Gross Balance of all Receivables in the NFC Portfolio outstanding on the date that is two Monthly Periods preceding the beginning of that Monthly Period plus the Gross Balance of all Receivables added to the NFC Portfolio during that Monthly Period and the two Monthly Periods preceding the beginning of that Monthly Period minus the Gross Balance of all Receivables in the NFC Portfolio outstanding at the end of such Monthly Period.

                 "Total Cash Available" shall mean, for any Settlement Date, the excess, if any, of (i) the sum of (A) the aggregate amount of Collections deposited in the Collateral Account with respect to the immediately preceding Monthly Period, (B) all amounts paid under the Interest Rate Caps with respect to such Monthly Period and (C) Investment

         Earnings for such Settlement Date over (ii) the sum of (A) the aggregate amount withdrawn from the Collection Subaccount pursuant to subsection 5.3(a)(iii) of the Collateral Trust Agreement during such Monthly Period and (B) the aggregate amount allocated to the Principal Subaccount pursuant to subsection 5.3(a)(i)(D) of the Collateral Trust Agreement during such Monthly Period.

                 "Transferee" shall have the meaning set forth in subsection 10.6(f) of the Liquidity Agreement.

                 "Transferred Assets" shall have the meaning set forth in
         Section 2.01 of the Receivables Purchase Agreement.

                 "Transferred Receivable Closing" shall have the meaning set forth in Section 2.02 of the Receivables Purchase Agreement.

                 "Transferred Receivables" shall mean with respect to a Receivable Purchase Date, the Receivables identified in the related Schedule of Trust Receivables.

                 "Trip" shall mean Truck Retail Installment Paper Corp., a Delaware corporation.

                 "Trip Cap Strike Rate" shall mean, on any date of determination, the weighted average "cap rate" under the Trip Interest Rate Caps outstanding or to be outstanding on such date.

                 "Trip Collateral" shall have the meaning set forth in subsection 5.1 of the Financing Loan and Security Agreement.

                 "Trip Collections" shall mean the sum of (i) all payments on the Trip Receivables made by or on behalf of Obligors, including, without limitation, Liquidation Proceeds, (ii) all Warranty Payments and Administrative Purchase Payments with respect to Trip Receivables and (iii) all Permitted Transfer Payments.

                 "Trip Discount Percentage" shall mean, (i) on any date of a Change in Trip Borrowing Base, the percentage equivalent of a fraction, the numerator of which is the Trip Discounted Present Value on such date and the denominator of which is the Trip Pool Balance on such date and, (ii) on any other date of determination, an amount equal to the Trip Discount Percentage on the most recent date on which a Change in Trip Borrowing Base occurred.

                 "Trip Discounted Present Value" shall mean, on any date of determination, an amount equal to the present value, discounted at a rate per annum equal to the sum of (i) the Weighted Average Trip APR on such date and (ii) the excess, if any, of (A) the Trip Required Net Yield on such date over

         (B) the Trip Net Yield on such date, of the payments on a Receivable having (x) equal monthly payments in an amount equal to the Trip Payment Amount on such date and (y) a term to maturity equal to the Weighted Average Trip Maturity on such date.

                 "Trip Interest Rate Cap Assignment" shall mean an assignment of a Trip Interest Rate Cap substantially in the form of Exhibit F to the Financing Loan and Security Agreement.

                 "Trip Interest Rate Caps" shall have the meaning set forth in subsection 5.2(a) of the Financing Loan and Security Agreement.

                 "Trip Lease Receivables" shall mean any Trip Receivable that is a Lease Receivable.

                 "Trip Net Yield" shall mean, on any date of determination, the excess of (i) the Weighted Average Trip APR on such date over (ii) the sum of (A) the percentage in effect to calculate the Trip Servicing Fee pursuant to Section 2.08 of the Trip Servicing Agreement on such date, (B) the weighted average margin over the Eurodollar Base Rate or the LIBO Rate, as the case may be, applicable to Eurodollar Loans and the outstanding Trust Certificates (assuming that the highest Applicable Margin applies with respect to Eurodollar Loans under the Liquidity Agreement and that the aggregate principal amount of Eurodollar Loans outstanding on such date includes the principal amount of all ABR Loans and the Principal Component of all Commercial Paper Notes (including any anticipated increase in Loans or Commercial Paper on such date)) and (C) .25%.

                 "Trip 1993 Purchase Agreement" shall mean the Amended and Restated Purchase Agreement dated as of April 26, 1993, among Trip, NFC, the Purchasers listed therein, Chemical Bank and Continental Bank, N.A., as co-Agents and J.P. Morgan Delaware, as Administrative Agent.

                 "Trip Obligations" shall mean the unpaid principal amount of the Financing Note and all other obligations and liabilities of Trip to the Trust (including, without limitation, the obligation to pay Trip Program Costs), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Financing Loan and Security Agreement, the Financing Note or any other Basic Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                 "Trip Payment Amount" shall mean, on any date of determination, an amount equal to the amount that would be payable per month on a Receivable that provides for equal monthly payments that fully amortize the amount financed over its term to maturity and that has (i) an amount financed equal to the Trip Pool Balance on such date, (ii) an APR equal to the Weighted Average Trip APR on such date and (iii) a term to maturity equal to the Weighted Average Trip Maturity on such date.

                 "Trip Percentage" shall mean, on any Settlement Date, the percentage equivalent of a fraction, the numerator of which is the product of (i) the average aggregate Contract Value of the Eligible Trip Receivables during the immediately preceding Monthly Period and
         (ii) the weighted average Trip Discount Percentage during such Monthly Period and the denominator of which is the sum of (x) the product of
         (1) the average aggregate Contract Value of the Eligible Trip Receivables during the immediately preceding Monthly Period and (2) the weighted average Trip Discount Percentage during such Monthly Period, (y) the product of (1) the average aggregate Contract Value of the Eligible Trust Receivables during the immediately preceding Monthly Period and (2) the weighted average Trust Discount with respect to each Trust Pool during such Monthly Period and (z) the average Net Issuer Amount during the immediately preceding Monthly Period.

                 "Trip Pool Balance" shall mean, on any date of determination during an Accrual Period, the aggregate Contract Value of the Eligible Trip Receivables (after giving effect to any changes in the Trip Receivables on such date) as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if any such Receivable became a Trip Receivable after the last day of such Monthly Period, the Contract Value thereof as of the Purchase Cutoff Date with respect to such Receivable); provided, however, that, solely for purposes of this definition, in determining Eligible Trip Receivables as of any date, any Trip Receivable that was not an Eligible Receivable as of the last day of such Monthly Period but was represented to be an "Eligible Receivable" as of the Purchase Date with respect to such Receivable and was not a Defaulted Receivable or a Liquidating Receivable as of the last day of such Monthly Period, shall be included in determining the Trip Pool Balance on such date.

                 "Trip Receivable" shall mean each Designated Lease Receivable purchased by Trip pursuant to the Lease Receivables Purchase Agreement and each Designated Retail Receivable purchased by Trip pursuant the Retail Receivables Purchase Agreement and not theretofore (i) repurchased by NLC pursuant to Section 5.08 of the Lease Receivable Purchase Agreement or repurchased by NFC pursuant to Section 5.08 of the Retail Receivable Purchase Agreement, as the case may be, (ii) purchased by the Trip Servicer pursuant to

         Section 2.07 of the Trip Servicing Agreement, (iii) sold to the Trust under the Receivables Purchase Agreement, (iv) released from the Lien of the Financing Loan and Security Agreement pursuant to subsection 5.4(e) of the Financing Loan and Security Agreement or (v) become a Liquidating Receivable.

                 "Trip Receivable File" shall mean the documents listed in
         Section 4.01 of the Trip Servicing Agreement pertaining to a particular Trip Receivable.

                 "Trip Required Net Yield" shall mean (i) during an Option 1 Period, on any date of determination, the Trip Cap Strike Rate or (ii) during an Option 2 Period, (a) on any date of a Change in Trip Borrowing Base, the sum of (A) the average of the offered rates for deposits in Dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, two Working Days prior to such date and (B) 7.50% per annum and (b) on any other date of determination an amount equal to the Trip Required Net Yield on the most recent date on which a Change in Trip Borrowing Base occurred.

                 "Trip Retail Receivable" shall mean any Trip Receivable that is a Retail Receivable.

                 "Trip Servicer" shall mean NFC, in its capacity as servicer under the Trip Servicing Agreement and any successor or assign in such capacity.

                 "Trip Servicer Default" shall mean any of the events specified in Section 7.01 of the Trip Servicing Agreement; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Trip Servicing Agreement" shall mean the Servicing Agreement, between Trip and NFC, as servicer, substantially in the form of Exhibit G to the Liquidity Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Trip Servicing Fee" shall mean the amount payable to the Trip Servicer pursuant to Section 2.08 of the Trip Servicing Agreement.

                 "Trip Specified Spread Account Balance" shall mean on any date of determination during an Accrual Period, the greatest of:

                          (i) the product of (A) the sum of (x) 7% and (y) the
                 Used Vehicle Increment on such date and (B) the Net Trip Pool Balance on such date, provided, however, that if (1) the Combined Three-Month Net Loss Percentage for the Monthly Period immediately preceding the first day of such Accrual Period exceeded 3.5% or the Combined Twelve-Month Net Loss Percentage for the Monthly Period immediately preceding the first day of such Accrual Period exceeded 3%, the amount in this clause (i) with respect to such date and each date thereafter until the next succeeding Settlement Date on which the Combined Three-Month Net Loss Percentage for the preceding Monthly Period shall be 3.5% or less and the Combined Twelve-Month Net Loss Percentage for the preceding Monthly Period shall be 3.0% or less shall equal the product of (A) the sum of (x) 10% and (y) the Used Vehicle Increment on such date and (B) the Net Trip Pool Balance on such date or (2) the average of the Delinquency Percentages for the three Monthly Periods preceding the first day of such Accrual Period exceeds 2%, the amount in this clause (i) with respect to such date and each date thereafter shall until the next succeeding Settlement Date on which the Delinquency Percentages for the three Monthly Periods shall be 2% or less equal the product of (A) the sum of (x) 10% and (y) the Used Vehicle Increment on such date and (B) the Net Trip Pool Balance on such date, provided, further that if the Combined Twelve-Month Net Loss Percentage for the Monthly Period immediately preceding the first day of such Accrual Period exceeded 3.5%, the amount in this clause (i) with respect to such date and each date thereafter until the next succeeding Settlement Date on which the Combined Twelve-Month Net Loss Percentage for the preceding Monthly Period shall be 3.5% or less shall equal the product of (A) the sum of (x) 13% and (y) the Used Vehicle Increment on such date and (B) the Net Trip Pool Balance on such date;

                          (ii) the product of (A) 2% and (B) the highest Net Trip Pool Balance since the date of the most recent release of Trip Receivables in accordance with subsection 5.4 of the Financing Loan and Security Agreement (or, if no such release has occurred, since the Initial Funding Date); and

                          (iii) $1,000,000;

         provided further that the Trip Specified Spread Account Balance on each date after the occurrence of an Event of Default shall equal the greater of the Trip Specified Spread Account Balance on the date of the occurrence of such Event of Default and the Trip Specified Spread Account Balance determined without giving effect to this proviso and provided further that the Trip Specified Spread Account Balance on any Settlement Date shall not exceed the Net Trip Pool Balance on such Settlement Date.

                 "Trust" shall mean the NFC Asset Trust created pursuant to the Trust Agreement.

                 "Trust Accrued Yield" shall mean on any date of determination during an Accrual Period, an amount equal to the sum of the following amounts:

                          (i) the product of (A) the number of days in the period from and including the first day of such Accrual Period to but excluding such date of determination divided by 360,
                 (B) the Trip Required Net Yield on such date and (C) the average Net Trip Pool Balance during the period commencing on the first day of the Monthly Period during which such Accrual Period commences and ending the number of days referred to in clause (A) hereof thereafter;

                           (ii)  the product with respect to each Trust Pool of
                 (A) the number of days in the period from and including the first day of such Accrual Period to but excluding such date of determination divided by 360, (B) the Trust Cap Strike Rate with respect to such Trust Pool and (C) the Net Trust Pool Balance with respect to such Trust Pool on the first day of such Accrual Period; and

                          (iii) the product of (A) the number of days in the period from and including the first day of such Accrual Period to but excluding such date of determination divided by 360,
                 (B) the rate per annum applicable to the Trust Wholesale Certificate during the Distribution Period commencing immediately prior to the first day of such Accrual Period and
                 (C) the average Net Issuer Amount during the period commencing on the first day of such Distribution Period and ending the number of days referred to in clause (A) hereof thereafter.

                 "Trust Agreement" shall mean the Trust Agreement, dated as of November 7, 1994, between Trip and the Owner Trustee, substantially in the form of Exhibit D to the Liquidity Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Trust Asset Balance" shall mean on any date of determination, the sum of (i) the Receivable Borrowing Base on such date, (ii) the Net Trip Pool Balance on such date and (iii) the Net Issuer Amount on such date.

                 "Trust Cap Strike Rate" shall mean, with respect to any Trust Pool, the weighted average "cap rate" under the Trust Interest Rate Caps entered into in connection with such Trust Pool pursuant to
         Section 2.03 of the Receivables Purchase Agreement.

                 "Trust Certificates" shall mean the certificates of beneficial interest in the Trust issued pursuant to the Trust Agreement.

                 "Trust Discount Percentage" shall mean, with respect to any Trust Pool, the percentage equivalent of a fraction, the numerator of which is the Trust Discounted Present Value with respect to such Trust Pool and the denominator of which is the Initial Trust Pool Balance with respect to such Trust Pool.

                 "Trust Discounted Present Value" shall mean, with respect to any Trust Pool, an amount equal to the present value, discounted at a rate per annum equal to the sum of (i) the Weighted Average Trust APR with respect to such Trust Pool on the Receivable Purchase Date with respect to such Trust Pool and (ii) the excess, if any, of (A) the Trust Cap Strike Rate with respect to such Trust Pool over (B) the Trust Net Yield with respect to such Trust Pool on the Receivable Purchase Date with respect to such Trust Pool, of the payments on a Receivable having (x) equal monthly payments in an amount equal to the Trust Payment Amount with respect to such Trust Pool and (y) a term to maturity equal to the Weighted Average Trust Maturity with respect to such Trust Pool on the Receivable Purchase Date with respect to such Trust Pool.

                 "Trust Estate" shall mean all right, title and interest of the Trust in, to and under the Trip Collateral, including, without limitation, the Financing Note, the Financing Loan and Security Agreement and the Trip Interest Rate Caps, the Trust Receivables, the Trust Interest Rate Caps, the Trust Wholesale Certificate, all funds on deposit from time to time in the Collection Account, the Spread Account, the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account, the Certificate Reserve Account and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Basic Documents and the Equity Documents.

                 "Trust Interest Rate Cap Assignment" shall mean an assignment of an Interest Rate Cap substantially in the form of Exhibit B to the Receivables Purchase Agreement.

                 "Trust Interest Rate Caps" shall have the meaning set forth in
         Section 2.03 of the Receivables Purchase Agreement.

                 "Trust Lease Receivable" shall mean any Trust Receivable that is a Lease Receivable.

                 "Trust Net Yield" shall mean, with respect to any Trust Pool on the Receivable Purchase Date with respect to such Trust Pool, the excess of (i) the Weighted Average Trust APR with respect to such Trust Pool over (ii) the sum of (A) the percentage in effect to calculate the Trust Servicing Fee pursuant to
         Section 2.08 of the Trust Servicing Agreement on such date, (B) the weighted average margin over the Eurodollar Base Rate or the LIBO Rate, as the case may be, applicable to Eurodollar Loans and the outstanding Trust Certificates (assuming that the highest Applicable Margin applies with respect to Eurodollar Loans under the Liquidity Agreement and that the aggregate principal amount of Eurodollar Loans outstanding on such date includes the principal amount of all ABR Loans and the Principal Component of all Commercial Paper Notes (including any anticipated increase in Loans or Commercial Paper on such date)) and (C) .25%.

                 "Trust Payment Amount" shall mean, with respect to any Trust Pool, an amount equal to the amount that would be payable per month on a Receivable that provides for equal monthly payments that fully amortize the amount financed over its term to maturity and that has
         (i) an amount financed equal to the Initial Trust Pool Balance with respect to such Trust Pool, (ii) an APR equal to the Weighted Average Trust APR with respect to such Trust Pool on the Receivable Purchase Date with respect to such Trust Pool and (iii) a term to maturity equal to the Weighted Average Trust Maturity with respect to such Trust Pool.

                 "Trust Pool" shall mean, on any date of determination, the Designated Trust Receivables with respect to each Receivable Purchase Date, other than any Trust Pool purchased on or prior to such date by the Trust Servicer pursuant to Section 8.01 of the Trust Servicing Agreement.

                 "Trust Pool Balance" shall mean, on any date of determination during an Accrual Period with respect to any Trust Pool, the aggregate Contract Value of the Eligible Trust Receivables in such Trust Pool as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if such Trust Pool was acquired by the Trust after the last day of such Monthly Period, the aggregate Contract Value thereof as of the Purchase Cutoff Date with respect to such Trust Pool); provided, however, that, solely for purposes of this definition, in determining Eligible Trust Receivables as of any date, any Trust Receivable that was not an Eligible Receivable as of the last day of such Monthly Period but was represented to be an "Eligible Receivable" as of the Receivable Purchase Date with respect to such Receivable and was not a Defaulted Receivable or a Liquidating Receivable as of the last day of such Monthly Period, shall be included in determining the Trust Pool Balance with respect to such Trust Pool.

                 "Trust Principal Payment Amount" shall mean, for any Settlement Date with respect to any Trust Pool, the product of (i) the sum of the Contract Value Declines for such Settlement Date for each Eligible Trust Receivable in such Trust Pool on the last day of the immediately preceding Monthly Period and (ii) the Trust Discount Percentage with respect to such Trust Pool.

                 "Trust Receivable" shall mean each Retail Receivable or Lease Receivable that have been conveyed to the Borrower pursuant to the Receivables Purchase Agreement and not theretofore (i) repurchased by NLC pursuant to Section 5.08 of the Lease Receivable Purchase Agreement, repurchased by NFC pursuant to Section 5.08 of the Retail Receivable Purchase Agreement or repurchased by Trip pursuant to
         Section 5.04 of the Receivables Purchase Agreement, as the case may be, (ii) purchased by the Trust Servicer pursuant to Section 2.07 or
         8.01 of the Trust Servicing Agreement or (iii) become a Liquidating Receivable.

                 "Trust Receivable File" shall have the documents listed in
         Section 4.01 of the Trust Servicing Agreement pertaining to a particular Trust Receivable.

                 "Trust Retail Receivable" shall mean any Trust Receivable that is a Retail Receivable.

                 "Trust Servicer" shall mean NFC in its capacity as servicer under the Trust Servicing Agreement and any successor or assign in such capacity.

                 "Trust Servicer Default" shall mean any of the events specified in Section 7.01 of the Trust Servicing Agreement; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Trust Servicing Agreement" shall mean the Servicing Agreement, between the Borrower and NFC, as servicer, substantially in the form of Exhibit F to the Liquidity Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Trust Servicing Fee" shall mean the amount payable to the Trust Servicer pursuant to Section 2.08 of the Trust Servicing Agreement.

                 "Trust Specified Spread Account Balance" shall mean on any date of determination during an Accrual Period with respect to any Trust Pool, the greatest of:

                          (i) the product of (A) the sum of (x) 7% and (y) the
                 Used Vehicle Increment on such date and (B) the Net Trust Pool Balance with respect to such Trust Pool on such date, provided, however, that if (1) the Combined Three-Month Net Loss Percentage for the Monthly Period
         immediately preceding the first day of such Accrual Period exceeded 3.5% or the Combined Twelve-Month Net Loss Percentage for the Monthly Period immediately preceding the first day of such Accrual Period exceeded 3%, the amount in this clause (i) with respect to such date and each date thereafter until the next succeeding Settlement Date on which the Combined Three-Month Net Loss Percentage for the preceding Monthly Period shall be 3.5% or less and the Combined Twelve-Month Net Loss Percentage for the preceding Monthly Period shall be 3.0% or less shall equal the product of (A) the sum of (x) 10% and (y) the Used Vehicle Increment on such date and (B) the Net Trust Pool Balance with respect to such Trust Pool on such date or (2) the average of the Delinquency Percentages for the three Monthly Periods preceding the first day of such Accrual Period exceeds 2%, the amount in this clause
         (i) with respect to such date and each date thereafter until the next succeeding Settlement Date on which the Delinquency Percentages for the preceding three Monthly Periods shall be 2% or less shall equal the product of (A) the sum of (x) 10% and (y) the Used Vehicle Increment on such date and (B) the Net Trust Pool Balance with respect to such Trust Pool on such date, provided, further that if the Combined Twelve-Month Net Loss Percentage for the Monthly Period immediately preceding the first day of such Accrual Period exceeded 3.5%, the amount in this clause (i) with respect to such date and each date thereafter until the next succeeding Settlement Date on which the Combined Twelve-Month Net Loss Percentage for the preceding Monthly Period shall be 3.5% or less shall equal the product of (A) the sum of
         (x) 13% and (y) the Used Vehicle Increment on such date and (B) the Net Trust Pool Balance with respect to such Trust Pool on such date;

                        (ii) the product of (A) 2% and (B) the Initial Net Trust Pool Balance with respect to such Trust Pool; and

                        (iii) $1,000,000;

         provided further that the Trust Specified Spread Account Balance with respect to any Trust Pool on each date after the occurrence of an Event of Default shall equal the greater of the Trust Specified Spread Account Balance with respect to such Trust Pool on the date of the occurrence of such Event of Default and the Trust Specified Spread Account Balance with respect to such Trust Pool determined without giving effect to this proviso and provided further that the Trust Specified Spread Account Balance with respect to any Trust Pool on any Settlement Date shall not exceed the Net Trust Pool Balance with respect to such Trust Pool on such Settlement Date.

                 "Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

                 "Trust Wholesale Certificate" shall mean the Wholesale Certificate acquired by the Borrower pursuant to the Wholesale Purchase Agreement.

                 "Turnover" shall mean, on any Wholesale Determination Date, the amount equal to the quotient of (i) the product of (a) the sum of all collections received in respect of the assets of the Wholesale Master Trust during the three Monthly Periods preceding such date and
         (b) four and (ii) the daily average principal amount of the assets of the Wholesale Master Trust outstanding during such Monthly Periods.

                 "Twelve-Month Liquidations" shall mean for any Monthly Period the Gross Balance of all Receivables in the NFC Portfolio outstanding on the date that is eleven Monthly Periods preceding the beginning of that Monthly Period plus the Gross Balance of all Receivables added to the NFC Portfolio during that Monthly Period and the eleven Monthly Periods preceding the beginning of that Monthly Period minus the Gross Balance of all Receivables in the NFC Portfolio outstanding at the end of such Monthly Period.

                 "Type" shall mean, as to any Loan, its nature as a ABR Loan or a Eurodollar Loan.

                 "UCC" shall mean the Uniform Commercial Code, as in effect in the relevant jurisdiction.

                 "UCC Collateral" shall mean any property a security interest in which may be perfected by filing under the UCC.

                 "Unearned Income" shall mean, with respect to any Receivable, as of the last day of any Monthly Period the portion of the Gross Balance thereof identified as unearned income by the Trip Servicer or the Trust Servicer, as the case may be, in accordance with its customary applicable accounting procedures.

                 "Unutilized Available Commitments" shall mean, at any time, the aggregate Available Commitments of all the Lenders at such time minus the Utilized Available Commitments at such time.

                 "Used Vehicle Amount" shall mean as of any date of determination, an amount equal to the aggregate Contract Value of all Eligible Program Receivables as of such date that are Used Vehicle Receivables (after giving effect to any changes in the Program Receivables as of such date).

                 "Used Vehicle Increment" shall mean as of any date of determination, (i) as of which the Used Vehicle Percentage is 25% or less, zero; or (ii) as of which the Used Vehicle Percentage is greater than 25%, 1%.

                 "Used Vehicle Limit" shall mean, as of any date of determination, an amount equal to 35% of the Program Pool Balance as of such date.

                 "Used Vehicle Percentage" shall mean, (i) on any Retail Receivable Purchase Date or Lease Receivable Purchase Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Contract Values of all Eligible Program Receivables that are Used Vehicle Receivables as of the Purchase Cutoff Date with respect to such Purchase Date, and the denominator of which is the Program Pool Balance as of such date, (ii) on the date of any release of Trip Receivables from the Lien of the Financing Loan and Security Agreement in accordance with subsection 5.4 of the Financing Loan and Security Agreement, the percentage equivalent of a fraction, the numerator of which is the aggregate Contract Values of all Eligible Program Receivables that are Used Vehicle Receivables as of the last day of the Monthly Period immediately preceding the Monthly Period in which the date of such release occurs (after giving effect to such release), and the denominator of which is the Program Pool Balance as of such date (after giving effect to such release) and (iii) on any other date of determination, an amount equal to the Used Vehicle Percentage on the most recent Retail Receivable Purchase Date, Lease Receivable Purchase Date or date of release of Trip Receivables.

                 "Used Vehicle Receivable" shall mean a Receivable secured by one or more used Financed Vehicles.

                 "Used Vehicle Trust Amount" shall mean, with respect to any Trust Pool, an amount equal to the aggregate Contract Value of all Eligible Trip Receivables in such Trust Pool as of the Purchase Cutoff Date with respect to such Trust Pool that are Used Vehicle Receivables.

                 "Used Vehicle Trust Limit" shall mean, with respect to any Trust Pool, an amount equal to 35% of the Initial Trust Pool Balance with respect to such Trust Pool.

                 "Utilized Available Commitments" shall mean, at any time, the Face Amount of outstanding Commercial Paper at such time.

                 "Vehicle" shall mean a Financed Vehicle or a Leased Vehicle.

                 "Vehicle Lease" shall mean a leasing agreement (including, without limitation all schedules and addendum thereto) between NLC and an Obligor.

                 "Voting Percentage" shall mean the percentage equivalent of a fraction the numerator of which equals (i) in the case of a Non-Extending Lender which has made a Non-Pro Rata Revolving Loan, the outstanding principal amount of such Non-Pro Rata Revolving Loan, (ii) in the case of a Downgraded Lender, the sum of the outstanding principal amount of any Non-Pro Rata Reserve Account Loan made by such Downgraded Lender and the outstanding principal amount of any Revolving Loans and Refunding Loans of such Downgraded Lender, and
         (iii) in the case of any other Lender, such Lender's Commitment (or, at any time after the Commitments have expired or terminated, the aggregate outstanding principal amount of such Lender's Loans) and the denominator of which equals the sum of the numerators used to calculate the Voting Percentage for all Lenders (including Non-Extending Lenders and Downgraded Lenders).

                 "Warranty Payment" shall mean, with respect to a Settlement Date and a Warranty Receivable repurchased as of the last day of the immediately preceding Monthly Period, the Contract Value thereof as of such date.

                 "Warranty Purchaser" shall mean any of (i) Trip pursuant to
         Section 5.04 of the Receivables Purchase Agreement, (ii) NFC pursuant to Section 5.08 of the Retail Receivables Purchase Agreement or (iii) NLC pursuant to Section 5.08 of the Lease Receivables Purchase Agreement.

                 "Warranty Receivable" shall mean a Program Receivable which the Warranty Purchaser has become obligated to repurchase pursuant to
         Section 5.04 of the Receivables Purchase Agreement, Section 5.08 of the Lease Receivables Purchase Agreement or Section 5.08 of the Retail Receivables Purchase Agreement.

                 "Weighted Average Program Maturity" shall mean, as of any date of determination, the weighted average maturity of the Eligible Program Receivables as of such date.

                 "Weighted Average Trip APR" shall mean, on any date of determination during an Accrual Period, (i) the sum of the product with respect to each Eligible Trip Receivable (after giving effect to any changes in the Trip Receivables on such date) of (A) the APR of such Trip Receivable (adjusted, if necessary, to make such APR equivalent to a rate per annum based on monthly interest payments) and
         (B) the Contract Value with respect to such Receivable as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if such Receivable became a Trip Receivable after the last day of such Monthly Period, the

         Contract Value thereof as of the Purchase Cutoff Date with respect to such Receivable)divided by (ii) the Trip Pool Balance on such date.

                 "Weighted Average Trip Maturity" shall mean, on any date of determination during an Accrual Period, the weighted average maturity of the Eligible Trip Receivables (after giving effect to any changes in the Trip Receivables on such date) as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if any such Receivables became Trip Receivables after the last day of such Monthly Period, as of the Purchase Cutoff Date with respect to such Receivables).

                 "Weighted Average Trust APR" shall mean, with respect to any Trust Pool on the Receivable Purchase Date with respect to such Trust Pool, (i) the sum of the product with respect to each Eligible Trust Receivable in such Trust Pool of (A) the APR of such Trust Receivable (adjusted, if necessary, to make such APR equivalent to a rate per annum based on monthly interest payments) and (B) the Contract Value with respect to such Receivable as of the Purchase Cutoff Date with respect to such Receivable divided by (ii) the Initial Trust Pool Balance with respect to such Trust Pool.

                 "Weighted Average Trust Maturity" shall mean, with respect to any Trust Pool on the Receivable Purchase Date with respect to such Trust Pool, the weighted average maturity of the Eligible Trust Receivables in such Trust Pool as of the Purchase Cutoff Date with respect to such Trust Pool.

                 "Wholesale Certificate" shall mean a certificate of beneficial interest in the Wholesale Master Trust.

                 "Wholesale Certificate Advance" shall mean an advance made by the Borrower in respect of the Trust Wholesale Certificate.

                 "Wholesale Collections" shall mean Wholesale Principal Collections and Wholesale Interest Collections.

                 "Wholesale Credit Enhancement" shall mean, with respect to the Trust Wholesale Certificate, on any date of determination, an amount equal to the sum of the following irrevocably available on such date to pay the principal amount of the Trust Wholesale Certificate if the funds ordinarily allocable to pay the principal amount of the Trust Wholesale Certificate are unavailable: (i) the outstanding principal amount of all securities of the Wholesale Master Trust subordinated in right of payment to the Trust Wholesale Certificate and (ii) the amount on deposit in any reserve or spread account established under the Wholesale Pooling and Servicing Agreement.

                 "Wholesale Determination Date" shall mean, with respect to each Monthly Period, the twelfth day of the next preceding Monthly Period, or if such twelfth day is not a Business Day, the next Business Day thereafter.

                 "Wholesale Interest Collections" shall mean all monies received in respect of interest on the Trust Wholesale Certificate.

                 "Wholesale Master Trust" shall mean the master trust created pursuant to the Wholesale Pooling and Servicing Agreement.

                 "Wholesale Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement (including the Wholesale Supplement) pursuant to which the Trust Wholesale Certificate is issued.

                 "Wholesale Principal Collections" shall mean all monies received in respect of principal on the Trust Wholesale Certificate.

                 "Wholesale Principal Payment Amount" shall mean, for any Settlement Date, the amount (not less than zero) equal to (i) the Net Issuer Amount as of the last day of the Monthly Period preceding the Monthly Period immediately preceding such Settlement Date less (ii) the Net Issuer Amount as of the last day of the Monthly Period immediately preceding such Settlement Date.

                 "Wholesale Purchase Agreement" shall mean the Purchase Agreement between the Borrower and NFSC, pursuant to which the Trust Wholesale Certificate is acquired by the Trust.

                 "Wholesale Servicer" shall mean the Person or Persons acting as the servicer under the Wholesale Pooling and Servicing Agreement and/or the Dealer Note Trust Pooling and Servicing Agreement.

                 "Wholesale Servicer Termination Event" shall mean the occurrence of any of the following events:

                        (i) failure by the Wholesale Servicer to make any payment, transfer or deposit, or failure to give instructions to the trustee of the Wholesale Master Trust regarding the same, on the date it is required to do so under the Wholesale Pooling and Servicing Agreement (or within five Business Days thereafter);

                        (ii) failure on the part of the Wholesale Servicer duly to observe or perform in any material respect any other covenants or material agreements of the Wholesale Servicer set forth in the Wholesale Pooling and Servicing Agreement which continues unremedied for a period of 60 consecutive days after written notice is received by the Wholesale Servicer from the trustee of the Wholesale Master Trust or by the Wholesale Servicer and the trustee of the Wholesale Master Trust from a holder of Wholesale Certificates;

                           (iii) any representation, warranty or certification made by the Wholesale Servicer in the Wholesale Pooling and Servicing Agreement or in any certificate delivered pursuant to the Wholesale Pooling and Servicing Agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the holders of the Wholesale Certificates, and which representation, warranty or certification, or the circumstances or condition which caused such representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice is received by the Wholesale Servicer from the trustee of the Wholesale Master Trust or by the Wholesale Servicer and the trustee of the Wholesale Master Trust from a holder of Wholesale Certificates; or

                        (iv) the occurrence of an Insolvency Event of NFC while acting as Wholesale Servicer.

                 "Wholesale Supplement" shall have the meaning set forth in subsection 5.7(c) of the Liquidity Agreement.

                 "Wind-Down Date" shall mean the earliest to occur of (i) the Settlement Date occurring in the month preceding the month in which the Expiration Date occurs, (ii) the date the Commitments are terminated pursuant to Section 8 of the Liquidity Agreement and (iii) the date on which a Wind-Down Event occurs.

                 "Wind-Down Event" shall mean the occurrence of any of the following events:

                             (i)  the Borrower shall become required to
                 register under the Investment Company Act of 1940, as amended, as an "investment company" (as defined in such Act);

                            (ii) the Borrower shall give the Administrative Agent notice of the termination of the Commitments pursuant to subsection 2.10 of the Liquidity Agreement;

                           (iii) an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice of a Wind-Down Event to the Borrower;

                            (iv) an Insolvency Event shall occur with respect to the Borrower, Trip, NLC, NFSC, NFC, the Wholesale Master Trust or the Dealer Note Trust;

                             (v) NFC ceases to be a wholly-owned Subsidiary of either NITC or NIC; and

                            (vi) NFC (i) defaults in the payment of principal of or interest on any debt for borrowed money beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such debt was created, if the aggregate amount of the debt and/or guarantee obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) defaults in the observance or performance of any other agreement or condition relating to any such debt referred to in clause (i) above or contained in any other instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, as a result of which payment of any such debt shall have become due prior to its stated maturity.

                 "Working Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.